[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2

COLLABORATION AND OPTION AGREEMENT

This Collaboration and Option Agreement (this “Agreement”) is entered into as of this 20th day of July, 2017 (the “Effective Date”), by and between Aptevo Research and Development LLC, a limited liability company existing under the laws of Delaware, having a place of business at 2401 4th Avenue, Suite 1050, Seattle, WA 98121 USA (“Aptevo”), and Alligator Bioscience AB, a company existing under the laws of Sweden, having a place of business at Medicon Village, 223 81 Lund, Sweden (“Alligator”).  Each of Aptevo and Alligator may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Aptevo has developed a proprietary ADAPTIR™ (modular protein technology) platform for the generation of immunotherapeutics;

WHEREAS, Alligator has developed proprietary Binding Domains which bind to 4-1BB [***], and has combined the Binding Domains (as each of these and other capitalized terms is defined below) in a [***] bispecific construct;

WHEREAS, the Parties have previously entered into a Material Transfer & Feasibility Agreement, dated 22 August 2016 (the “MTA”), pursuant to which the Parties conducted a feasibility study and developed Product candidates in contemplation of this Agreement;

WHEREAS, the Parties desire to collaborate in a 50/50 cost and revenue sharing arrangement to develop a bispecific antibody that incorporates Alligator Technology and Aptevo Technology up to the end of Phase II Clinical Trials, at which time the Parties intend to grant exclusive rights to a Third Party to further Develop and Commercialize such product;

WHEREAS, Alligator desires to grant an Option pursuant to which Aptevo has the right to obtain the exclusive rights to develop and commercialize a bispecific antibody-like polypeptide on the Aptevo Platform containing Alligator’s Binding Domain to 4-1BB and one or more other Binding Domains; Alligator shall have the option to share [***] in respect of such product; and

WHEREAS, the Parties are willing to commit specific resources and funds to support each Party’s portion of the research and development activities described in a Development Plan (as defined herein), such activities to be performed by the Parties in collaboration under this Agreement.

NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions; INTERPRETATION

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1, whether used in the singular or the plural, shall have the meanings specified below.

1.1“Affiliate” means, with respect to a person, organization or entity, any person, organization or entity controlling, controlled by or under common control with, such person, organization or entity.  For purposes of this definition only, “control” of another person,

140518947

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

organization or entity will mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, management or policies of such person, organization or entity, whether through the ownership of voting securities, by contract or otherwise.  Without limiting the foregoing, control will be presumed to exist when a person, organization or entity (a) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other organization or entity, or (b) possesses, directly or indirectly, the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other organization or entity.

1.2“Alligator Background IP” means all intellectual property rights owned or Controlled by Alligator on the Effective Date.

1.3“Alligator Know-How” means all Know-How (other than Joint Know-How) that is Controlled by Alligator as of the Effective Date or at any time during the Term that is necessary or reasonably useful for the Development or Commercialization of the Product, including all Know-How pertaining to the 4-1BB [***] Binding Domains that was conceived, generated or otherwise made by Alligator prior to the Effective Date.

1.4“Alligator Patent” means any Patent that is Controlled by Alligator that claims any invention or subject matter included in the Alligator Know-How, including the Patents listed in Schedule 1.4.

1.5“Alligator Technology” means the Alligator Patents and Alligator Know-How.

1.6“Applicable Laws” all relevant federal, state and local laws, statutes, rules, regulations, directives, decisions, ordinances, guidances, guidelines and other pronouncements of any Governmental Authority that are applicable to a Party’s activities or obligations hereunder.

1.7“Aptevo Background IP” means all intellectual property rights owned or Controlled by Aptevo on the Effective Date.

1.8“Aptevo Know-How” means all Know-How (other than the Joint Know-How, Aptevo Platform Know-How and Aptevo Manufacturing Know-How) that is Controlled by Aptevo as of the Effective Date or at any time during the Term that is necessary or reasonably useful for the Development or Commercialization of the Product.

1.9“Aptevo Manufacturing Improvement” means any Know-How made during the course of conducting Development Activities by one or more individuals who are employees, consultants or subcontractors of Alligator, either alone or jointly with Aptevo or a Third Party, that is (a) an improvement, modification, or adaptation of Aptevo Manufacturing Know-How [***] or (b) an improvement, modification, or adaptation of Aptevo Manufacturing Know-How that is disclosed to Alligator as part of Development Activities, excluding, in each case, Know-How that is specific to, or usable only for, the Product or the 4-1BB [***] Binding Domains.  For clarity, any Know-How that is an improvement, modification, or adaptation to the Aptevo Manufacturing Know-How made during the course of conducting Development Activities by one or more individuals who are employees, consultants or subcontractors of Aptevo, either alone or jointly with a Third Party shall

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

not be an Aptevo Manufacturing Improvement, and shall instead be Aptevo Manufacturing Know-How.

1.10“Aptevo Manufacturing Know-How” means all Know-How that is (a) Controlled by Aptevo as of the Effective Date or at any time during the Term (including Aptevo Manufacturing Improvements assigned to Aptevo pursuant to Section 4.3), (b) necessary or reasonably useful for Manufacture of the Product, and (c) applicable to the Manufacture of Aptevo Platform Products.  Aptevo Manufacturing Know-How includes Know-How arising from Manufacturing Development Activities conducted by or for Aptevo, Aptevo Manufacturing Improvements and any CMC Information to the extent, in each case, such Know-How is not specific to, or usable only for, the Product or the 4-1BB [***] Binding Domains.  For clarity, such Know-How that is specific to, or usable only with, the Product or the 4-1BB [***] Binding Domains shall be Joint Know-How.

1.11“Aptevo Manufacturing Patent” means any Patent Controlled by Aptevo that claims any invention or subject matter included in the Aptevo Manufacturing Know-How.  The Aptevo Manufacturing Patents, as of the Effective Date, are set forth on Schedule 1.11.

1.12“Aptevo Manufacturing Technology” means the Aptevo Manufacturing Patents and the Aptevo Manufacturing Know-How.

1.13“Aptevo Patent” means any Patent that is Controlled by Aptevo that claims any invention or subject matter included in the Aptevo Know-How, including the Patents listed in Schedule 1.13.

1.14“Aptevo Platform” means technologies relating to (a) single chain polypeptides capable of dimerizing, wherein the dimerized molecule contains [***], and/or (b) single chain polypeptides comprising, [***] a first antibody derived variable chain region, [***] hinge region, [***] constant region, a linker and a second antibody derived variable domain region, [***].

1.15“Aptevo Platform Improvement” means any Know-How made during the course of conducting Development Activities  by one or more individuals who are employees, consultants or subcontractors of Alligator, either alone or jointly with Aptevo or a Third Party, that is an improvement, modification, or adaptation of (a) the Aptevo Platform or (b) Aptevo Platform Know-How that is disclosed to Alligator as part of the Development Activities, excluding, in each case, Know-How that is specific to, or usable only for, the Product or the 4-1BB [***] Binding Domains.  For clarity, any Know-How that is an improvement, modification, or adaptation to the Aptevo Platform Know-How made during the course of conducting Development Activities by one or more individuals who are employees, consultants or subcontractors of Aptevo, either alone or jointly with a Third Party shall not be an Aptevo Platform Improvement, and shall instead be Aptevo Platform Know-How.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.16“Aptevo Platform Know-How” means all Know-How pertaining to the Aptevo Platform that is (a) Controlled by Aptevo as of the Effective Date or comes under the Control of Aptevo at any time during the Term (including Aptevo Platform Improvements assigned to Aptevo pursuant to Section 4.3), (b) necessary or reasonably useful for the Development, Manufacture or Commercialization of the Product, and (c) is applicable to Aptevo Platform Products, but excluding in all cases Know-How that is specific to, or usable only for, the Product or the 4-1BB [***] Binding Domains.

1.17“Aptevo Platform Patent” means any Patent Controlled by Aptevo that claims any invention or subject matter included in the Aptevo Platform Know-How, including the Patents listed in Schedule 1.17.

1.18“Aptevo Platform Product” means molecules consisting of such single chain polypeptides that are included in the Aptevo Platform.

1.19“Aptevo Platform Technology” means the Aptevo Platform Patents and Aptevo Platform Know-How.

1.20“Aptevo Technology” means Aptevo Patents and Aptevo Know-How.

1.21“Binding Domain” means the portion of a pharmaceutical or diagnostic product that binds to an antigen or a cell surface molecule, including a variable domain thereof.  “4-1BB Binding Domain” refers to a Binding Domain that specifically binds to 4-1BB, [***].  “4-1BB” is also referred to a “CD137” and means tumor necrosis factor receptor superfamily member 9 (Ensembl gene ID: ENSG00000049249), [***].

1.22“Change of Control” means, with respect to either Party, the occurrence of any of the following after the Effective Date:

1.22.1Any “person” or “group” (as such terms are defined below) (a) becomes the “beneficial owner” (as defined below), directly or indirectly, of shares or other interests (including partnership interests) of a Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the appointment or election of the directors, the managers, the members of the management board or the members of the supervisory board or similar positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (b) has the power, directly or indirectly, to elect a majority of the members of such Party’s directors, managers, management board, supervisory board, or similar governing body (“Board of Directors”); or

1.22.2A Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of a Board of Directors of such Party immediately prior to such transaction, immediately following such transaction, (i) constitute less than a majority of the members of a Board of Directors of such surviving Person or (ii) do not jointly hold a majority of the voting power within the Board of Directors or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

1.22.3A Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s assets to which this Agreement relates; or

1.22.4The general meeting of shareholders of a Party adopt a resolution or the holders of shares or other interests of a Party approve a proposal, as applicable, for the dissolution of such Party or for the approval of a resolutions or a plan, as applicable, resulting in the liquidation of all or substantially all of such Party’s assets.

1.22.5For the purpose of this definition of Change of Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.23“Clinical Trial” means human clinical studies in which the Product is administered or otherwise evaluated in humans, including investigator-initiated human clinical studies funded or otherwise supported by either Party or both Parties.  The term “Clinical Trial” includes Phase I Clinical Trials (including Phase IA and IB Clinical Trials) and Phase II Clinical Trials, as the context requires.

1.24“CMO Improvement” means any Know-How made during the course of conduct of manufacturing activities by one or more individuals who are employees, consultants or subcontractors of Alligator or Alligator’s CMO engaged pursuant to the a sublicense of rights under the Manufacturing Transition Agreement, either alone or jointly, that is [***], excluding, in each case, Know-How that is specific to, or usable only for, the Product or the 4-1BB [***] Binding Domains.

1.25“CMC Information” means information or data contained in, the drug master files or the chemistry, manufacturing and control (“CMC”) section (or equivalent thereof) of any Regulatory Materials for the Product, or in any CTA, and includes any other similar data or information.

1.26“Commercialize”, “Commercializing” or “Commercialization” means all activities covering the marketing, promotion, selling or offering for sale of a Product for an

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

indication, including planning, market research, pre-marketing, advertising, educating, marketing, promoting, importing, exporting, distributing and post-marketing safety surveillance and reporting and medical affairs activities.  For clarity, the term “Commercialization” shall not include any activities covering Manufacturing or Development of the Product.

1.27“Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, including to Develop or Manufacture the Product, those efforts and resources consistent with the usual practices of similarly situated companies in the pharmaceutical, biopharmaceutical and biotechnology industry (but not less than the efforts and resources  used by the applicable Party), in each case in pursuing the development, commercialization or manufacture of its own pharmaceutical products that are of similar market potential as such Product, taking into account all relevant factors including product labeling or anticipated labeling, present and future market potential, past performance of such Product, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due.  Commercially Reasonable Efforts shall be determined on a market-by-market basis for a particular Product, and it is anticipated that the level of effort will be different for different markets.

1.28“Control” means, when used in reference to intellectual property (including Patents and Know-How), Confidential Information, other intangible property, or materials, that a Party owns or has a license or sublicense to such intellectual property (including Patents and Know-How), and has the ability to grant access, a license or sublicense, or other right to use such intellectual property without requiring the consent of a Third Party or violating the terms of any agreement or other arrangement with any Third Party.

1.29“Completion” means, with respect to a particular Clinical Trial for the Product, that the last patient has received the last planned dose of the Product in accordance with the protocol and the top-line data is available (i.e., efficacy and safety tables and listings have been generated by from clean data sets).

1.30“CTA” means a Clinical Trial Authorization or an application therefor pursuant to Directive 2001/20/EC and the regulations promulgated thereunder for initiating a clinical trial in the European Union (or, upon its effective date, Clinical Trial Regulation EU No. 536/2014), an Investigational New Drug application for initiating a clinical trial in the United States pursuant to 21 C.F.R. Part 312, or any other equivalent application for initiating a clinical trial in any country or region in the Territory.

1.31“Develop,” “Developing” or “Development” means all activities covering research, non-clinical, preclinical and clinical trials, toxicology testing, manufacturing development, formulation development, statistical analysis and reporting, preparation and submission of applications (including CMC Information) for Regulatory Approvals of the Product, that are necessary or reasonably useful or requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining all Regulatory Approvals for the Product.  For clarity, the term “Development” shall not include any activities covering Commercialization or Manufacture.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.32“Development Activities” means (a) general Development activities, or (b) Manufacturing Development Activities that, in each case, which are jointly funded by the Parties and that are conducted by or on behalf of a Party with respect to the Product consistent with the Development Plan.

1.33“Development Costs” means the actual costs and expenses, including internal and out-of-pocket costs and expenses, that are incurred by or on behalf of a Party or any Affiliates of a Party in conducting the Development Activities in accordance with the Development Plan, which costs and expenses are directly attributable to, or reasonably allocable to, Development Activities of the Product or to Manufacturing of the Product for Development purposes, including [***].  For clarity, Development Costs do not include, for example, [***].

1.34“Development Data” means all non-clinical, clinical, technical, chemical, safety, and scientific data and information and other results, including relevant laboratory notebook information, screening data, Regulatory Data, and synthesis schemes, including descriptions in any form, generated by or resulting from the conduct of Development Activities.

1.35“Development Period” means the period commencing on the Effective Date and ending upon the conclusion of all activities under the Development Plan.

1.36“Development Plan” means the written development plan for the Product that includes a GANTT chart, [***] and the corresponding budgets that are appended hereto as Schedule 1.36, and which sets forth (a) the research and development activities to be performed by each Party during the Development Period, (b) the key stages in Development that will be used to evaluate advancement to the next stage of such development plan, and (c) the Development Budget and estimated timelines and costs for the Development Activities.

1.37“Dollar” and “$” means United States dollars.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.38“Field” means the oncology field, including therapeutic, palliative, prophylactic, diagnostic and research use, in human and animals.

1.39“FTE” means the equivalent of scientific, medical or technical, but for the avoidance of doubt not including financial, legal, marketing or business development, unless otherwise decided by the Steering Committee, work of one (1) person, directly and specifically conducting Development Activities, full time for one (1) year, which equates to a total of [***] hours annually.  For the avoidance of doubt, such work may include, where appropriate, [***].

1.40“FTE Rate” means a rate of [***] per annum per FTE [***].  [***].

1.41“GAAP” means the then-current accounting practices of either Party, consisting of either (a) generally accepted accounting principles, or (b) the International Financial Reporting Standards (“IFRS”), as the case may be.

1.42“Governmental Authority” means any multinational, federal, state, local, municipal or other governmental authority of any nature (including any governmental association, division, prefecture, subdivision, department, agency, bureau, branch, office, commission, committee, council, court or other tribunal, such as statutory health insurance funds and their associations), in each case having jurisdiction over the applicable subject matter.

1.43“Improvements” means collectively Aptevo Manufacturing Improvements and Aptevo Platform Improvements.

1.44“Joint Know-How” means any Know-How (other than Aptevo Platform Know-How and Aptevo Manufacturing Know-How) conceived, generated or otherwise made during the course of conducting Development Activities, whether by employees, consultants or contractors of either Party (or both Parties) or their respective Affiliates or licensees, including Development Data.

1.45“Joint Patent” means any Patent claiming an invention or subject matter included in Joint Know-How.

1.46“Joint Technology” means Joint Patents and Joint Know-How.

1.47“Know-How” means any data, results, material(s), technology and non-public information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, compositions of matter of any type (patentable or otherwise), software,

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

algorithms, marketing reports and plans, market research, test data (including pharmacological, biological, chemical, biochemical, toxicological, preclinical and clinical test data), analytical and quality control data, stability data, other study data and procedures.

1.48“Manufacture” or “Manufacturing” means all activities related to the manufacturing of Product for Development purposes, including manufacturing for clinical use, in-process and lot release testing, release of Product, quality assurance activities related to manufacturing of Product, handling and storage of Product; fill and any compounding or lyophilization required of a Product and packaging and labeling (whether in commercial or clinical packaging presentation).

1.49“Manufacturing Development Activities” means development of cell lines for the expression of a Product, test methods, stability testing, formulation development, process development, quality assurance activities, quality control activities, qualification and validation activities, analytic process development, manufacturing process validation, scale-up, and all other activities, including CMC-related activities, necessary for or related to the development of Manufacture of the Product.

1.50“Net Sales” means with respect to any period, the gross amounts invoiced by or on behalf of a Continuing Party or its Affiliates (a “Selling Party”), as applicable, to unrelated Third Parties for sales of the Product in the Field in the Territory, less the following deductions to the extent included in the gross invoiced sales price for the Product or otherwise directly paid or incurred by a Selling Party with respect to the sale of the Product: (a) trade, quantity or cash discounts, credits, adjustments or allowances, [***]; (b) rebates and chargebacks allowed, given or accrued (including cash, governmental and managed care rebates, hospital or other buying group chargebacks, and governmental taxes in the nature of a rebate based on usage levels or sales of the Product); (c) sales, excise, turnover, inventory, value-added, and similar taxes assessed on the sale of the Product; (d) [***]; (e) freight and insurance charges, if separately included in the amounts invoiced; and [***].  Net Sales will be determined in accordance with GAAP.  Without limiting the generality of the foregoing, [***] will be excluded from Net Sales.  [***].

1.51“NPV” means the risk-adjusted, discounted net present value of the Revenue proposed to be paid by a potential Third Party Licensee (or, in the case of a Partner Offer, all payments proposed by the applicable Party to be paid to the other Party) [***], after taking into account all relevant factors.

1.52“Patent” means any patent (including any reissue, extension, substitution, confirmation, re-registrations, re-examination, revival, supplementary protection certificate,

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

patents of addition, continuation, continuation-in-part, or divisional) or patent application (including any provisional application, non-provisional patent application, continuation, continuation-in-part, divisional, PCT international applications or national phase applications).

1.53“Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

1.54“Phase I Clinical Trial” means a human clinical trial of the safety of a product that is prospectively designed to generate sufficient data (if successful) to commence a Phase II Clinical Trial, as further defined in  21 C.F.R. §312.21(a), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.

1.55“Phase II Clinical Trial” means a human clinical trial (a) for which the primary endpoints include a determination of dose ranges or a determination of efficacy in patients being studied, or (b) designed to enroll 20 or more patients of a specific indication at the same dose level, whether or not efficacy is a primary or secondary endpoint, in each case, as described in 21 C.F.R. §312.21(b) with respect to a clinical study performed in the United States, or similar clinical study of a product in any other country.

1.56“Process Development” means the development, qualification, validation and scale-up of the process to manufacture the Product, and any analytic development and Product characterization with respect thereto, beginning with final clone selection and upstream process development and terminating upon the completion of the process scale up activities prior to tech transfer to a CMO, in each case, as described in the CMC Plan, as such CMC Plan exists on upon the Effective Date.

1.57“Priority Patent Filing” means [***].

1.58“Product” means any bispecific antibody-like polypeptide selected by the Parties for Development that contains 4-1BB and [***] Binding Domains.

1.59“Product Know-How” means all Know-How pertaining to the Product or the 4-1BB [***] Binding Domains, including Know-How relating to its composition of matter, method of use or methods of manufacture, but excluding in each case any Aptevo Manufacturing Technology, Aptevo Manufacturing Improvement, Aptevo Platform Technology and Aptevo Platform Improvement.  For clarity, Product Know-How shall be either Aptevo Know-How, Alligator Know-How or Joint Know-How, and notwithstanding anything to the contrary in this Agreement, includes the Product and the 4-1BB [***] Binding Domains (including any optimized or other modified versions), release assays for the Product and all preclinical and clinical data and other Development Data that, in each case, arise out of the Development Activities.

1.60“Product Patents” means all Patents that claim any invention or subject matter included in Product Know-How.  For clarity, Product Patents shall be either Aptevo Patents, Alligator Patents or Joint Patents.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.61“Prosecute” (and correlative terms)  means preparing, filing, prosecuting and maintenance of a Patent, as well as handling re-examinations, and requests for supplementary protection certificates and patent term extensions with respect to such Patent, together with the conduct of any post-grant proceeding, supplemental examination, post-grant review, inter parte review, reexamination, reissue, interference, or opposition proceeding in any patent office.  “Prosecute” will not include any enforcement actions taken with respect to a Patent against a Third Party.

1.62“Revenue” means any payments or other consideration (including equity) that a Party receives from a Third Party Licensee, its Affiliates, sublicensees or distributors, other than: (a) loans or other debt obligations (it being understood that any amounts of which are forgiven shall be deemed to be Revenue); and (b) consideration as reimbursement for costs and expenses, such as research costs, development costs, manufacturing (including Manufacturing) costs, promotional expenses and patent costs, incurred after the effective date of the Third Party License Agreement.  If a Party or its Affiliates receives non-cash consideration (other than equity) from a Third Party Licensee in connection with a Third Party License Agreement or in the case of transactions not at arm’s length, Revenue will be calculated based on the fair market value of such consideration or transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business.  If a Party or any of its Affiliates issue equity or debt securities to a Third Party Licensee, only the portion of any consideration received by such Party or any of its Affiliates for such securities in excess of the fair market value of such securities shall be included in Revenue (such fair market value to be determined, (i) if such securities are not then publicly traded, by such Party’s Board of Directors, or (ii) if such securities are then publicly traded, by the method used to determine the amount paid by such Third Party Licensee or if no such method is specified, [***].

1.63“Regulatory Approvals” means all necessary approvals (including any supplements and amendments thereto), licenses, registrations or authorizations of any Governmental Authority, necessary for the manufacture, distribution, use, promotion and sale of the Product in a given country or regulatory jurisdiction, including all required pricing and reimbursement approvals.

1.64“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approvals in such country or regulatory jurisdiction, including (a) in the U.S., the FDA, and (b) in the European Union, the European Commission and relevant national medicines regulatory authorities.

1.65“Regulatory Data” means any and all research data, pharmacology data, chemistry, manufacturing and control data, preclinical data, clinical data and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with obtaining or maintaining all CTAs and Regulatory Approvals for the Product (including any applicable Drug Master Files (“DMFs”), CMC Information, or similar documentation).

1.66“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority that are

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

necessary in order to Develop, manufacture (including Manufacture), obtain and maintain CTAs and Regulatory Approvals, market, sell or otherwise commercialize the Product in a particular country or regulatory jurisdiction.  Regulatory Materials include materials relating to pre-CTA meetings, CTAs, pre-Marketing Authorization Application (“MAA”) meetings (including the biologics license application filed with the FDA), MAAs, presentations, responses, and applications for other Regulatory Approvals.

1.67“Significant Pharmaceutical Company” means a company substantially engaged in the development and commercialization of pharmaceutical products having a market capitalization of [***] as listed on a nationally recognized public securities exchange.

1.68“Stage Gate” means those go/no go criteria for the continuation of the Development Activities, which are set forth in Schedule 2.3.4.

1.69“Term” has the meaning set forth in Section 14.1.

1.70“Territory” means the entire world.

1.71“Third Party” means any entity or person other than Aptevo, Alligator, or an Affiliate of Aptevo or Alligator.

1.72“Third Party Development Funding” means Development Costs paid by a Third Party (other than a Third Party Licensee) to fund the Development of a Product through the Completion of Phase II Clinical Trials following the Termination Date.

1.73“Third Party License Agreement” means (a) any right granted, license given, covenant not to sue, or agreement entered into by one or both of the Parties to or with any Third Party, to exploit a Product in the Field or otherwise permitting or relating to the development, manufacture, marketing, distribution, use, or sale of the Product in the Field, including the Manufacture and supply of Product to such Third Party; (b) any option or other right granted by the Parties to any Third Party to negotiate for or receive any of the rights described under clause (a); or (c) any standstill or similar obligation undertaken by the Parties toward any Third Party not to grant any of the rights described in clause (a) or (b) to any Third Party; in each case, regardless of how such grant of rights, license given or agreement entered to is referred to.

1.74“Third Party Licensee” means any Third Party that enters into a Third Party License Agreement with a Party (or both Parties).

1.75“Valid Claim” means any claim within an issued Patent, which claim has not expired or been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise, or any claim within a pending patent application that has been prosecuted in good faith, has not been pending for [***], and has not been abandoned or finally rejected without the possibility of appeal.

1.76Interpretation.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement:  (a) “include”, “includes” and

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“including” are not limiting; (b) “hereof, “hereto”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) words of one gender include the other gender; (d) references to a contract or other agreement mean such contract or other agreement as from time to time amended, modified or supplemented; (e) references to a Person are also to its permitted successors and assigns; (f) references to an “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless expressly stated otherwise; and (g) references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the date of this Agreement.

1.77Other Definitions.  The following capitalized terms have the meaning ascribed to them in the corresponding identified section of this Research Agreement (unless otherwise provided):

Definition	Section
4-1BB	1.21
4-1BB Binding Domain	1.21
[***]	1.21
[***]	1.21
Acquired Third Party IP	4.9.2
Agreement	Preamble
Alligator	Preamble
Alligator CMO	6.2.2
Alligator Indemnitee	13.1
Allocable Percentage of Revenue / APR	14.4.1
Aptevo	Preamble
Aptevo Indemnitees	13.2
Aptevo Option	4.8
Aptevo Option Product	4.8
Best Offer	7.3.2
BD Committee	7.5.1
Board of Directors	1.22.1
Budget Forecast	2.3.1
CEO Negotiation Period	15.4.2
CEOs	15.4.2
[***]	3.1.10
CMC	1.25
[***]	3.1.10
CMOs	2.1.3(a)
Competing Product	2.6.1
Confidential Information	5.1
Consideration Period	14.2.1(b)
Continuing Party	14.3.1(b)
CROs	2.1.3(a)

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Definition	Section
De Minimis Overage Amount	9.1.3(b)
Decision Date	7.4.1
Designated Information	5.2.2
Development Budget	2.3.1
Development Forecast	2.3.1
Development Records	2.4.1
Disclosing Party	5.1
Dispute	15.4.1
DMF	1.65
Effective Date	Preamble
Excess Overage Amount	9.1.3
Expected Overrun Notice	2.3.2
Existing CMO	6.2.2(a)
Final Notice	14.2.1(c)
Financial Report	14.4.3
ICDR	15.5
IFRS	1.41
Indemnified Party	13.3
Indemnifying Party	13.3
Infringing Product	11.7.1
Infringement Claim	11.6.1
Intellectual Property Subcommittee / IPSC	3.5
Joint Patent Counsel	11.5.2
Jointly Managed Product Patents	11.1
Lead Party	7.2.1
Losses	13.1
MAA	1.66
Manufacturing Transition Agreement	6.2.2(a)
MTA	Recitals
New CMO	6.2.2(a)
NPV Threshold	7.2.1
Opt-Out	14.2.1(a)
Opt-Out Date	14.2.1 (c)
Opt-Out Notice	14.2.1(a)
Opt-Out Party	14.2.1(a)
Opt-Out Window	14.2.1(a)
Option Period	4.8.2
Party / Parties	Preamble
Partner Offer	7.1
Prior CDA	5.1
Priority Joint Patent	11.4
Proposals	15.5
Receiving Party	5.1
Redacted Agreement	5.6.2

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Definition	Section
Research License	2.5
Selling Party	1.50
Steering Committee	3.1
Target	4.8.2(b)
Target Lists	4.8.2(b)
Target Clearance Attorney	4.8.2(a)
Term	14.1
Terminated Party	14.3.1
Terminating Party	14.3.1
Termination Date	14.3.1
Third Party Claim	13.1
Third Party IP	4.9.1
Third Party IP Agreement	4.9.1
Third Party Proposal	7.2.2
Transition Event	6.2.2(a)
Voting Stock	1.22.1

2.DEVELOPMENT

2.1Performance of Development Activities.

2.1.1General.  Each Party shall perform the Development Activities allocated to it in accordance with the Development Plan, including preparation and/or filing of Regulatory Materials.  The Parties anticipate that the Development Plan will utilize the specific expertise and capabilities of each Party and that the Parties will mutually agree upon a division of labor and Development Activities that take advantage of this expertise.  Although many Development Activities will be jointly conducted, others will be the sole responsibility of Aptevo or Alligator.  As of the Effective Date, the Parties anticipate that Alligator will be the Party primarily responsible for Development Activities related to clinical trials for the Product, and Aptevo will be the Party primarily responsible for Development Activities related to the Manufacturing of the Product, in each case, as set forth in additional detail in Section 2.1.3.

2.1.2Allocation.  In any given month, quarter or year, the Parties may not be assigned equal responsibilities, but over the Development Period the Parties anticipate an approximately equal contribution to Development Activities under the entire Development Plan.  Each Party shall use its Commercially Reasonable Efforts to comply with any timelines, schedules and target dates for completing its Development Activities or any portion thereof as set forth in the Development Plan.  If a Party’s failure to use such Commercially Reasonable Efforts to complete its Development Activities results in a material delay in the timelines, schedules and/or target dates under the Development Plan, and if any increase in Development Costs is directly attributable to such failure and resultant delay, then the Party responsible for such failure and delay shall be [***].

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.1.3Party Specific Responsibilities; Cooperation.  As of the Effective Date, the Parties understand and agree that certain Development Activities will be solely assigned to Aptevo or Alligator, including as follows:

(a)Aptevo will perform process development and will be responsible for day-to-day decision making for process development and Manufacturing activities.  As part of day-to-day decision-making, Aptevo will manage and oversee the Manufacturing of Product by contract manufacturing organizations and/or contract research organizations (“CMOs” and/or “CROs”).  The Parties will work collaboratively on all other matters related to Manufacturing [***].  Except as provided in Section 6.2.2, or Section 2.1.5, such collaborative efforts will not obligate Aptevo to disclose to Alligator any Aptevo Manufacturing Technology or Aptevo Platform Technology in relation to such Manufacturing matters.  Aptevo shall use Commercially Reasonable Efforts to perform all Manufacturing Development Activities.  Alligator will use Commercially Reasonable Efforts to support Aptevo in the performance of the Manufacturing Development Activities.  [***].

(b)Day-to-day decision making for clinical research and operations will be the responsibility of the Party assigned to conduct a specific study, whether the Party elects to directly conduct the study or conduct the study with the assistance of a CRO.  The Parties agree that Alligator will be responsible for day-to-day decision making for EU clinical studies (including any sites conducted under such studies in the US) and Aptevo will be responsible for day-to-day decision-making for US clinical studies (including any sites conducted under such studies outside the US).  The Parties will work collaboratively on all other matters related to the clinical development of the Product [***].  Each Party will use Commercially Reasonable Efforts to support the other in the performance of the clinical Development Activities.  Clinical Development Activities shall be planned and discussed in the Steering Committee and agreed upon in the Development Plan and shall be approved, reported on and discussed at the meetings of the Steering Committee.  The Parties agree that [***] shall not fall within the scope of day-to-day decision-making.

2.1.4Requirements.  Each Party shall furnish the research and development staff, technical know-how, equipment, instruments, supplies and facilities necessary to carry out the Development Activities assigned to such Party.  Each Party shall conduct its Development Activities in accordance with the Development Plan, the terms of this Agreement and all Applicable Laws, GCPs, GLPs and GMPs.  Notwithstanding anything to the contrary in the foregoing, neither Party makes any warranties or representations regarding the achievement of any particular results in connection with its Development Activities.

2.1.5Information Disclosure.  Subject to the licenses granted under Article 6, upon written request from the other Party, as applicable, (a) Aptevo shall promptly disclose the Aptevo Know-How, Aptevo Manufacturing Know-How and Aptevo Platform Know-How to

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Alligator, and (b) Alligator shall promptly disclose the Alligator Know-How to Aptevo, in each case, to the extent that it is necessary for the other Party to conduct Development Activities or, subject to the process and to the extent required under Section 6.2.2, for Alligator to have Product manufactured.  For clarity, information disclosed pursuant to this Section 2.1.5 shall be the Confidential Information of the disclosing Party, and shall be subject to the provisions of Article 5 herein.

2.2Subcontracting of Development Activities.  Neither Party may subcontract its obligations or any of its Development Activities under the Development Plan without the prior written consent of the other Party [***].  Each Party shall ensure that each of its subcontractors accepts and complies with all applicable terms and conditions of this Agreement, all required licenses, permits and accreditations and all Applicable Laws, [***].  Each subcontract shall [***].  Each Party hereby expressly waives any requirement that the other Party exhausts any right, power or remedy, or proceed against a subcontractor, for any obligation or performance hereunder prior to proceeding directly against such Party.

2.3Development Plan.

2.3.1Initial Development Plan; Development Plan and Budget.  The Parties shall conduct the Development Activities, including the Manufacturing Development Activities, pursuant to a comprehensive Development Plan.  The Parties have agreed on an initial Development Plan as of the Effective Date, which is attached to this Agreement as Schedule 2.3.1.  The Parties understand and agree that the initial Development Plan (and the budget therein) is based on a good-faith estimates only [***].  Within [***] days after the Effective Date, the Parties will update the initial Development Plan and the associated budget therein.  Pending such update, the initial Development Plan shall remain in effect.  The Development Plan shall set forth, among other things, the following Development Activities through completion of the first Phase II Clinical Trial: (a) preclinical studies, pharmacologic studies, toxicology studies, process development studies and clinical studies; (b) a detailed budget for all Development Costs for the Development Activities in the Development Plan [***].  (the “Development Budget”) and a forecast of the projected Development Costs for the Development Activities for [***] (the “Budget Forecast”); (c) the allocation of the Development Activities to be conducted by each Party and the timeline for completing such Development Activities; (d) the plans and timelines for preparing the necessary Regulatory Materials, and the regulatory plans and other elements of obtaining and maintaining Regulatory Approvals; (e) the Manufacturing Development Activities, as well as the plans, amounts and

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

timelines for the Manufacture and supply of Product necessary for the Development Activities, taking into account Product supply chain timelines and inventory of Product in stock; and (f) the number of FTEs necessary for the performance of the Development Activities.  The Development Plan will be updated annually as approved by the Parties.  In connection with each annual update of the Development Plan the Parties will agree upon an update to the annual Development Budget for [***] and the activities expected to be performed under such budgeted amounts (the “Development Forecast”) and an update for the Budget Forecast covering [***].  If the Parties are unable to so agree on the annual Development Budget for the next such year, then [***].  Each Party may propose amendments to the Development Plan from time to time.  Amendments to the Development Plan will be effective only upon mutual written agreement of the Parties regarding the terms and conditions of each such amendment.

2.3.2Notice of Budget Overruns.  At any time during the Development Term, if a Party reasonably believes that its Development Costs incurred in the conduct of Development Activities in a given year will exceed the annual Development Budget allocated to such Development Activities in such year, then such Party shall provide prompt notice to the other Party prior to incurring such excess costs, with such notice detailing the amount and reasons for such projected overage (the “Expected Overrun Notice”).  The Party that receives the Expected Overrun Notice shall promptly acknowledge receipt of the same and, following such acknowledgment, the Parties shall promptly meet to discuss the reasons for such overage and a potential increase or re-allocation of the Development Budgets to cover all or a portion of such overage (taking into account whether the applicable overage was caused by an underestimation, the actions of either Party, or events outside of a Party’s reasonable control).  [***].  If the Parties agree to increase or re-allocate the annual Development Budget to cover such increased Development Costs in such year, then the Parties shall promptly amend the applicable Development Budget in accordance with Section 2.3.1.  If the Party receiving the Expected Overrun Notice does not respond to the Party that delivered such Expected Overrun Notice [***] then the Party that received the Expected Overrun Notice shall [***].

2.3.3Manufacturing Development Plan.  A development plan for Manufacturing Development Activities is included in the initial Development Plan, and may be amended by the Parties.  This development plan will describe [***].

2.3.4Stage Gates.  If a Product candidate does not satisfy the applicable go/no go criteria for any one of the Stage Gates, then, unless the Parties otherwise agree in writing [***] after achievement of the applicable Stage Gate to continue the Development Activities, this Agreement will be terminated as set forth in Section 14.2.4.  For clarity, the Stage

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Gates are separate and apart from the ability of either Party to Opt-Out of this Agreement in specified windows, which is addressed in Section 14.2.1 hereof.

2.4Records and Development Data.

2.4.1Records.  Each Party shall create and maintain complete and accurate written records of its Development Activities and of all Development Data generated in the performance of Development Activities (collectively, the “Development Records”) as well as records of data obtained and inventions made pursuant to its Research License, which records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with such Development Activities and Research License activities), in a timely, accurate, complete and legible manner.  Such records shall properly reflect all work done and results achieved in the performance of the Development Activities in sufficient detail and in good scientific manner appropriate for regulatory and patent purposes.  Each Party shall document such Development Activities, including Clinical Trials, to be conducted pursuant to the Development Plan in formal written study reports according to ICH-GCP and other applicable national and international regulatory requirements.  All Clinical Trial activities should be documented by setting up, maintaining and controlling a trial master file according to ICH-GCP.  Each Party shall be given an adequate opportunity, [***], to comment on drafts of reports resulting from such Development Activities.  Each Party shall maintain the Development Records in compliance with the terms of this Agreement and Applicable Law.

2.4.2Access to Development Records.  Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect [***] all Development Records of the other Party.  Each Party shall make available its employees engaged in the Development Activities upon reasonable notice during normal business hours and at their respective places of employment to consult with the other Party on the progress of the Development Activities and to exchange Joint Know-How.  For the avoidance of doubt, nothing in this Section 2.4.2 will obligate Aptevo to disclose to Alligator any Aptevo Manufacturing Technology or Aptevo Platform Technology.

2.4.3Development Data.  All Development Data shall be owned and shared by the Parties as set forth in this Section 2.4.3

(a)Ownership of Development Data. Development Data and Development Records that are not Aptevo Platform Technology or Aptevo Manufacturing Technology shall be jointly owned by both Parties and shall be considered Joint Technology for all purposes under this Agreement, and shall be considered the Confidential Information of both Parties.

(b)Sharing of Development Data.  With respect to the Development Data generated by or on behalf of a Party, such Party shall promptly provide the other Party with copies of reports and summaries thereof, in each case as such reports and summaries become available to such Party, and no less frequently than each quarter during the Development Period and within [***] after the expiration or termination of the Development Period.  Aptevo

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

will share all Development Data generated by or on behalf of Aptevo or its Affiliates with Alligator [***], and Alligator is entitled to disclose such Development Data to its Affiliates in accordance with the terms of this Agreement.  Alligator will share all Development Data generated by or on behalf of Alligator or its Affiliates with Aptevo [***], and Aptevo is entitled to disclose such Development Data to its Affiliates in accordance with the terms of this Agreement.  Aptevo shall ensure that its Affiliates agree to the disclosure of such Development Data to Alligator and its Affiliates, and Alligator shall ensure that its Affiliates agree to the disclosure of such Development Data to Aptevo and its Affiliates.

2.5Grant of Research License.  Subject to Section 2.7 and the remainder of this Section 2.5, each Party hereby grants to the other Party a limited, non-exclusive right and license to use Joint Technology without obtaining permission from the grantor Party or reporting to the grantor Party on the results of such activities, as set forth in additional detail in this Section 2.5 (the “Research License”).

2.5.1Permitted Uses.  The grantee Party may generate in vitro data using the Product or Joint Technology solely [***]; provided, however, if any invention is made as a result of such activities, then (a) subject to subsection 2.5.1(b) below, if such invention is necessary or reasonably useful for the use and/or exploitation of the Product, then such invention shall be deemed Joint Know-How under this Agreement and (b) notwithstanding anything in this Section 2.5 to the contrary if such invention is directed to the Aptevo Platform, the Aptevo Platform Technology or Aptevo Manufacturing Technology, then such an invention shall be deemed Aptevo Platform Know-How and Aptevo Manufacturing Know-How, respectively, and included in the scope of the licenses granted by Aptevo hereunder, as applicable.

2.5.2Product-related Information; Publication.  If a grantee Party wishes to publish or otherwise publicly disclose any Product-related information, data or results obtained pursuant to its Research License, then the grantee Party shall comply with the publication review procedure set forth in Section 5.7.

2.5.3[***] Uses.  Other than as set forth in Section 2.5.4, if a grantee Party wishes to perform any [***] pursuant to its Research License (and such experiments are outside of the scope of the Development Plan), the grantee Party will obtain written permission from the grantor Party before undertaking any such [***].  The grantee Party’s request for such permission shall include a reasonably detailed description of its proposed [***].

2.5.4Sole Legal Support.  If a grantee Party wishes to generate in vitro data or in vivo data to support any of the grantee Party’s legal positions or defenses as part of any judicial and/or patent office proceeding or submission, then the grantee Party will obtain written permission from the grantor Party before undertaking any such action [***].  The grantee Party is obligated to share with the grantor Party all such data that are disclosed in connection with such judicial and/or patent office proceeding or submission and, to the extent reasonably possible, the Parties shall meet and discuss any such use and disclosure in good faith prior to such disclosure.  Upon written notice to the grantee Party, the grantor Party may use such in vitro and in vivo data disclosed by the grantee Party solely to support

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a legal position or defense of the grantor Party in a judicial or patent office proceeding or submission; provided that (a) the grantor Party presents such data of the grantee Party in a manner that is not inconsistent with the grantee Party’s legal and technical arguments and (b) to the extent reasonably possible, the Parties shall meet and discuss any such use and disclosure in good faith prior to such disclosure.  Although it is envisioned that the data provided by a grantee Party to the grantor Party under this Section 2.5.4 will publish as part of the judicial or patent office proceeding, if either Party wishes to publish such data of the grantee Party outside of such judicial or legal proceedings (for instance, in a scientific publication), the Party wishing to publish shall seek approval from the other Party through the publication review procedure set forth in Section 5.7.  For clarity, patent office proceedings and submissions described in this Section 2.5.4 refer to proceedings such as USPTO inter partes review or EPO opposition proceedings and submissions, and specifically do not include filing of new patent applications or submissions to further the prosecution of a patent application owned solely by either Party, with the exception of an Alligator Patent or Aptevo Patent as provided in Section 11.5.3(b).

2.5.5Joint Legal Support.  If either Party wishes to generate in vitro data or in vivo data in connection with the support of any legal positions or defenses as part of any judicial and/or patent office proceeding or submission (a) with respect to any Joint Technology, or (b) with respect to the potential invalidation or opposition of any Third Party Patent that is relevant to the Product, then the Parties shall meet in good faith to discuss the generation of such data and shall cooperate in connection with the presentation of such generated data in connection with such submission or proceeding.

2.5.6Confidential Results.  All information, data and results obtained by a grantee Party pursuant to its Research License, other than Joint Technology, will be solely owned by, and be the Confidential Information of, the grantee Party.  For the avoidance of doubt, all information, data and results obtained by Alligator pursuant to its Research License that is directed to the Aptevo Platform, the Aptevo Platform Technology or Aptevo Manufacturing Technology shall be deemed Aptevo Platform Know-How and Aptevo Manufacturing Know-How, as applicable, and shall be solely owned by, and be the Confidential Information of, Aptevo, subject to the rights and licenses granted by Aptevo hereunder.

2.6Non-Compete and Exclusivity.

2.6.1Development Exclusivity.  During the Development Period, neither Party nor any of its Affiliates will, directly or indirectly by granting rights to a Third Party, develop, manufacture or commercialize any bispecific or multispecific antibody or antibody-like polypeptide, other than the Product, that contains [***] Binding Domain and [***] Binding Domain (“Competing Product”), alone or together with a Third Party.

2.6.2Exclusivity Tail.  Notwithstanding the limitations set forth in Section 2.6.1, if either Party Opts Out of this Agreement, then the Party that exercises its right to Opt Out along with its Affiliates shall not, directly or indirectly by granting rights to a Third Party, develop, manufacture or commercialize any Competing Product for a period of [***] following the effective date of the Opt Out.  For the avoidance of doubt, (a) the exclusivity obligations in Section 2.6.1 shall expire immediately upon the effective date of any Opt Out with respect to the non-Opt Out Party and its Affiliates and (b) if both Parties exercise their respective right to Opt

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Out during the same Opt-Out Window, then the exclusivity obligations in Section 2.6.1 shall expire immediately with respect to each Party or its Affiliates.  Notwithstanding the foregoing, if at any time during the exclusivity period, the non-Opt Out Party and its Affiliates cease all development and commercialization efforts with respect to the Product (direct or indirect), then the exclusivity obligations in Section 2.6.1 (including the tail in Section 2.6.2) shall expire immediately with respect to each Party and its Affiliates.

2.7Confidentiality.  Subject to the exceptions set forth in Section 5.1 (a)–(e), each Party shall treat as each Party’s Confidential Information the Development Records and the contents of any report of Development Data provided to it under Section 2.4.2.  Any Confidential Information relating to the Product that is disclosed by a Party, but was not developed, produced or obtained through the Development Activities (for example, a Party’s independently obtained and funded marketing reports, business plans, pricing information and the like), shall be and remain the Confidential Information of the Disclosing Party.

2.8Use.  Subject to the terms and conditions set forth in this Agreement (including Section 14.3), each Party may use the Development Data, and may allow its Affiliates to use the Development Data, solely for the performance of Development Activities and efforts to enter into one or more Third Party License Agreements.  Except as permitted in Section 2.5, or with respect any intellectual property assigned to Aptevo under this Agreement, neither Aptevo nor Alligator may use the Development Data or Joint Technology outside of the Field.

2.9Regulatory Matters.

2.9.1General Responsibilities; Ownership of CTAs.

(a)The Development Plan shall state which Party shall be the sponsor of any CTA and responsible for the preparation of all Regulatory Materials necessary or desirable for conducting any Clinical Trial.  The Parties agree that for EU regulatory filings, Alligator shall be responsible for day-to-day decision-making and for US regulatory filings, Aptevo shall be responsible for day-to-day decision making.  The other Party shall have the right to review and approve any essential materials and may provide advice on the proposed strategy and documentation for submission to the Regulatory Authorities and the sponsoring Party shall consider such comments in good faith.

(b)To the extent not prohibited by Applicable Laws, each Party shall be entitled to attend key meetings with the relevant Regulatory Authorities and to participate fully in such meetings.

(c)Each Party shall cooperate with and provide reasonable assistance to the other Party in connection with all activities undertaken by such Party relating to the obtaining and maintaining of the CTAs.

(d)Aptevo shall be responsible for preparing those portions of any Regulatory Materials related to the Manufacture of the Product, including any DMFs and CMC (or equivalent) section of any Regulatory Materials and shall provide any such sections to Alligator as may be required for the submission of such Regulatory Materials to the Regulatory Authorities.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aptevo shall cooperate with and provide reasonable assistance to Alligator in connection with submitting those portions of any Regulatory Materials related to the Manufacture of the Product.

(e)All costs incurred in connection with the preparation and filing of CTAs for the Product under the Development Plan shall be Development Costs.

(f)To the extent required by Applicable Law or otherwise determined by the Steering Committee, the sponsoring Party shall obtain and maintain clinical trial insurance in respect of all Clinical Trials for which it is the sponsor and Aptevo shall obtain and maintain appropriate insurance in respect of the Manufacturing of the Product.

2.9.2Reporting and Review.

(a)Each Party shall keep the other Party reasonably and regularly informed in connection with the preparation of all material Regulatory Materials and Regulatory Authority review of Regulatory Materials.  Upon reasonable request, each Party shall provide the other Party, in a timely manner, with copies of all material notices, questions, and requests for information in tangible form which it receives from a Regulatory Authority with respect to the Product. Without limiting the foregoing, upon a Party’s reasonable request, the other Party shall copy the requesting Party and seek to cause Regulatory Authorities to copy the requesting Party on all substantive correspondence with any Regulatory Authority related to the Product.

(b)The Parties shall cooperate in communicating with any Regulatory Authority having jurisdiction regarding the Product and each Party shall keep the other Party informed of planned regulatory submissions and material communications, either on its own initiative in accordance with this Agreement or as a result of such a Regulatory Authority initiating contact with such Party in connection therewith.

(c)The Party sponsoring a CTA shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in the applicable Clinical Trial in accordance with Applicable Laws.  Prior to the submission of the first CTA, the safety representatives from each of the Parties shall meet and agree upon a written pharmacovigilance agreement to delineate the Parties respective pharmacovigilance obligations and safety data reporting responsibilities for the Product to ensure that there is adequate coordination and sharing of relevant safety information [***]. Such pharmacovigilance agreement shall ensure that adverse event and other safety information is exchanged according to a schedule that will permit each Party (and its Affiliates, or subcontractors) to comply with Applicable Laws.

(d)Each Party shall promptly inform the other Party of notification of any action by, or notification or other information that it receives (directly or indirectly) from, any Regulatory Authority that (i) raises any material concerns regarding the safety or efficacy of the Product, (ii) indicates or suggests a potential material liability of either Party to Third Parties in connection with the Product, or (iii) relates to expedited exchange of individual case safety reports and periodic safety reports with respect to the Product. Each Party shall reasonably cooperate with

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and assist the other Party in complying with regulatory obligations, including by providing to the other Party [***] such information and documentation which is in such Party’s possession as may be necessary or reasonably helpful for the other Party to prepare a response to an inquiry from a Regulatory Authority.

3.GOVERNANCE

3.1Steering Committee; Day-to-Day Activities.  Within thirty (30) calendar days after the Effective Date, the Parties shall establish a joint steering committee comprised of an equal number of representatives from Aptevo and Alligator to oversee and guide the Development Activities , and the collaboration of the Parties under this Agreement (the “Steering Committee”).  The Steering Committee will act as a forum for information exchange between the Parties, provide high-level guidance and strategy to both Parties with respect to Development Activities, and be responsible for making key strategic decisions in connection with the Development Activities and the conduct thereof, but it is not intended to manage the day-to-day operations of either Party.  For the avoidance of doubt, the day-to-day decision making of either Party with respect to its operations and its implementation of the Development Activities for which it is responsible is outside of the purview of the JSC, except to the extent that the JSC defines such roles in the Development Plan, [***] and, [***].  Without limiting the foregoing, and except to the extent that the Steering Committee expressly agrees to delegate any function or decision to the responsible Party (or to a sub-committee formed by the Steering Committee), the Steering Committee shall perform the following functions and be responsible for the following key decisions:

3.1.1Review, coordinate and discuss the overall strategy for Development Activities, including the overall strategy for seeking Regulatory Approvals for the Product, and approve such overall strategy for Developing the Product, in each case under the Development Plan;

3.1.2Manage and oversee the preparation and implementation of the Development Plan;

3.1.3Review and discuss updates and non-material amendments to the Development Plan;

3.1.4Approve all matters expressly referred to in the Development Plan as requiring the joint approval of the Parties;

3.1.5Review and approve (or decline to recommend) any material amendments to the Development Plan (including, for example, adding or modifying a Stage Gate(s) described in the then-current Development Plan), and decide upon which Party will be responsible for the performance of the various activities set forth in the Development Plan on the basis of each Party’s respective experience, capabilities and capacity;

3.1.6Review and discuss inclusion of Excess Overage Amounts;

3.1.7Review, discuss and approve Clinical Trials or other Development Activities proposed by either Party to be included in the Development Plan;

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1.8Facilitate the exchange of information between the Parties under this Agreement regarding the strategy for implementing the Development Activities, including sharing of Development Data and establishing procedures for the efficient sharing of other information;

3.1.9Coordinate and facilitate exchange by both Parties of [***] Regulatory Data and Regulatory Materials in support of filings and facility inspections;

3.1.10Review, discuss and approve a plan for (a) the conduct of [***], (b) the conduct of [***] and (c) the conduct of [***];

3.1.11Review, discuss and approve the design of the Clinical Trial protocols and endpoints and oversee the conduct of all Clinical Trials required as set forth in the Development Plan;

3.1.12Review and discuss the contents of informed consent form templates and case report form templates;

3.1.13Review and discuss the contents of all submissions to Regulatory Authorities and Governmental Authorities for Regulatory Approvals, Regulatory Materials and all necessary filing and registration activities related thereto;

3.1.14Discuss, and during Development approve, which Party will be responsible for the maintenance of the global safety database;

3.1.15Review and approve all content of any CTA and any annual regulatory filings prior to submission;

3.1.16Review, discuss and oversee issues regarding pharmacovigilance and safety (including the maintenance of the global safety database);

3.1.17Oversee and discuss the [***];

3.1.18Establish procedures for seeking Third Party Licensees and the negotiation of Third Party License Agreements;

3.1.19Review and discuss the amounts and timelines of Product for supply of Development Activities;

3.1.20Review the progress of the subcommittees of the Steering Committee;

3.1.21Discuss and approve the drafts of reports resulting from activities conducted under the Development Plan;

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1.22Discuss and approve the potential development of possible modifications of Product, as well as any combination products, follow-on or backup products in relation to the Product;

3.1.23Discuss and approve the potential development of possible modifications of the Product under Development;

3.1.24Discuss and approve the potential development of possible diagnostic products;

3.1.25Review, discuss and approve subcontractors for Development Activities, including the material terms of subcontract agreements;

3.1.26Resolve disputes and other matters referred to the Steering Committee by any other subcommittee, if any;

3.1.27Resolve disputes which are stated herein to be referred to the Steering Committee for resolution;

3.1.28Review and approve publications, including scientific articles, conference presentations and press releases; and

3.1.29Have such other responsibilities as may be assigned to the Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

3.2Membership; Meetings.  The Steering Committee shall have [***], with [***] designated by Aptevo and [***] designated by Alligator.  The initial members of the Steering Committee are identified in Schedule 3.2.  Each Party may change its Steering Committee representatives from time to time, in its sole discretion, effective upon delivery of written notice to the other Party.  The Steering Committee shall be co-chaired by a representative of Aptevo and a representative of Alligator.  The co-chairs or their delegates shall coordinate the scheduling of the Steering Committee meetings and the provision of the minutes described below.  The Steering Committee shall meet at such times as agreed to by the Steering Committee members, but no less [***].  Each Party shall bear the expense of its respective Steering Committee members’ participation in the Steering Committee meetings.  Promptly after each Steering Committee meeting, the Steering Committee co-chairs shall provide the Parties with reasonably detailed written minutes of such meeting.  To the extent required in connection with the agenda of a meeting of the Steering Committee, each Party may bring a reasonable number of non-voting observers to observe such meeting , at such Party’s sole expense; provided that (a) such Party notifies the other Party of its non-voting observers reasonably in advance of the Steering Committee meeting, (b) such observers are reasonably acceptable to the other Party, and (c) such observers are subject to obligations of confidentiality owed to the inviting Party that are no less restrictive than those obligations set forth in Article 5.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3Voting.  Each Party’s representatives on the Steering Committee will collectively have one (1) vote on all matters that are within the responsibility of the Steering Committee.  The members of the Steering Committee will use reasonable efforts to reach unanimous consensus on all decisions.  If the members of the Steering Committee are unable to reach consensus on a particular issue within [***] after such issue is first presented to the Steering Committee, then such issue shall be [***].  For the avoidance of doubt, no decision of the Steering Committee may waive or amend a Party’s express rights or obligations under this Agreement or to resolve contractual disputes between the Parties.

3.4Subcommittees.  The Steering Committee is authorized to propose and form sub-committees that will focus on specific Development functions throughout the Development Period, which may include (for example) sub-committees for certain research and development functions [***], certain patent-related activities, certain Product-related clinical activities and seeking and engaging Third Party Licensees.

3.5Intellectual Property Subcommittee.  The Parties shall, within thirty (30) days after formation of the Steering Committee, establish an intellectual property subcommittee (the “Intellectual Property Subcommittee” or “IPSC”).  The IPSC shall provide a collaborative forum for the Parties to address intellectual property matters under this Agreement.  The IPSC shall (a) be the primary point of contact for the Parties regarding the exchange of information on Prosecution, enforcement and defense matters set forth in Article 11, and (b) develop and implement the overall strategy for Prosecuting and enforcing Patent protection and aligning the patenting strategy with other exclusivities available for the Product.  [***].

4.INTELLECTUAL PROPERTY; OPTION GRANT TO APTEVO

4.1Inventorship.  Inventorship of patentable inventions shall be determined in accordance with the patent law of the relevant country.  Notwithstanding Article 15, if the Parties are unable to agree on inventorship of an invention arising from Development Activities, the Parties will jointly hire an independent patent counsel or patent agent that is licensed to practice in the relevant country to determine inventorship.  Such determination shall be used for Patent filing purposes only, and not to determine ownership, which shall be determined as set forth in Section 4.2.

4.2Ownership.

4.2.1All Aptevo Background IP remains the sole property of Aptevo, and all Alligator Background IP remains the sole property of Alligator.

4.2.2Aptevo Platform Technology and Aptevo Manufacturing Technology shall be solely owned by Aptevo, subject to the licenses and rights granted to Alligator under this Agreement.

4.2.3No data generated by Aptevo under the MTA shall [***], without prior written consent of Aptevo.  Regardless of inventorship, the Parties agree that any incorporation of data generated by Aptevo under the MTA, [***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] generated by Aptevo under the MTA in [***].

4.2.4Joint Technology shall be jointly owned by the Parties, with each Party owning a [***] percent ([***]%) undivided interest in all Joint Technology.  Except as otherwise provided in this Agreement: (a) neither Party shall be entitled to use the Joint Technology outside of Development Activities without the prior written consent of the other Party, and (b) except as provided in Section 7.5.2, neither Party is entitled to grant licenses or other rights to the Joint Technology without the prior written consent of the other Party.

4.3Assignment by Alligator.  To the extent legally possible, Alligator hereby assigns to Aptevo all right, title and interest in and to any Improvements conceived, generated or otherwise made by or on behalf of Alligator during the course of conducting Development Activities, and Alligator shall execute and deliver such documents, and provide such assistance, as Aptevo may reasonably request, in order to vest in Aptevo all right, title and interest therein and thereto.  To the extent such assignment is not legally possible, such inventions shall be subject to the license grant to Aptevo that is described in Section 6.1.3.

4.4Disclosure of Inventions.  Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates and licensees, and its and their employees, consultants agents and contractors to so disclose, the development, making, conception or reduction to practice of any potentially patentable inventions included in the Joint Know-How.

4.5Obligation to Assign.  Each Party will require all of its employees, consultants agents and contractors, and will cause its Affiliates and licensees to require all of their employees, consultants agents and contractors to assign all Joint Know-How that are conceived, generated or otherwise made by such employees, consultants agents and contractors to it or such Affiliate, respectively, for further assignment according to the ownership principles described in this Article 4.  The applicable Party shall ensure that such assignment complies with Applicable Laws, including making any required payments to the individual who conceived, generated or otherwise made such Know-How, which payments shall not be Development Costs.

4.6Additions to Schedules.  Without limiting a Party’s warranty provided under Article 12, if either Party identifies an Alligator Patent, Aptevo Patent, Aptevo Platform Patent or Aptevo Manufacturing Patent that existed as of the Effective Date but which was not previously included on Schedule 1.4, Schedule 1.11, Schedule 1.13 or Schedule 1.17, as applicable, then such Patent shall be added to the applicable Schedule.

4.7Disclosure; Confidentiality.  Subject to the exceptions set forth in Section 5.1 (a)–(e), each receiving Party shall (a) treat as Confidential Information of the other Party the contents of any notice provided to it under this Article 4 to the extent such notice discloses Know-How owned solely by the other Party, and (b) treat as each Party’s Confidential Information the contents of any notice provided to it under this Article 4 to the extent such notice discloses Joint Know-How.

4.8Aptevo Option.  Alligator hereby grants to Aptevo an exclusive option to enter into an agreement with Alligator [***] to co-develop

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

one bispecific antibody-like polypeptide on the Aptevo Platform that contains the 4-1BB Binding Domain plus a second Binding Domain [***] (the “Aptevo Option Product,” and such option, the “Aptevo Option”), subject to the following:

4.8.1In order to avoid competition between the Aptevo Option Product and any Alligator constructs containing a 4-1BB Binding Domain, [***].

4.8.2The Aptevo Option may be exercised by written notice to Alligator at any time, but Parties must then work together to agree on a second Binding Domain within [***] following the Effective Date (the “Option Period”); if a second Binding Domain is not selected during the Option Period, despite good faith collaborative efforts to identify and select a second Binding Domain by each Party, then the Option shall terminate. The second Binding Domain of an Aptevo Option Product shall be selected as follows:

(a)Within [***] after the Effective Date, the Parties will agree upon an independent, neutral Third Party attorney with substantial experience in the field of antibodies and/or Binding Domains (such attorney, the “Target Clearance Attorney”).

(b)Following Aptevo’s notice of its exercise of the Aptevo Option, each Party will provide a list of [***] proposed [***] (“Targets”) to the Target Clearance Attorney that are of interest to such Party as the target of a Binding Domain (such lists, the “Target Lists”).  The Target Clearance Attorney will review the Target Lists and inform the Parties if there are Targets of mutual interest on each Party’s Target List. All Targets submitted by either Party shall include sufficient information to uniquely identify the Target, such as “GeneID” number or “UGID” number, as those terms are defined and used in the Entrez Gene and UniGene databases maintained by the United States National Center for Biotechnology Information.  The Target Clearance Attorney shall take reasonable measures and implement reasonable procedures to ensure that only he/she has knowledge of and access to the Target Lists submitted by each Party.  The Target List submitted by each Party shall be considered Confidential Information of such Party, and except as expressly permitted under this Agreement, the Target Clearance Attorney shall not use or disclose a Party’s target list, or any other information set forth therein, to the other Party or any of its Affiliates, to any Third Party, or to any employees, officers or agents of such Party other than (if applicable) those designated by such Party as a permitted recipient of such information.

(c)If the Target Clearance Attorney notifies the Parties that there are Targets of mutual interest on each Party’s Target List, the Parties [***] and [***].  If the Target Clearance Attorney notifies the Parties that there are no Targets of mutual interest on each Party’s Target List, [***].

(d)Following selection of the second Binding Domain for the Aptevo Option Product, the Parties shall negotiate in good faith [***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] toward an agreement reflecting [***] commercially reasonable and customary terms. The Parties further understand and agree that such agreement shall include [***], a requirement to [***], development plans and budgets applicable to the Aptevo Option Product and other terms that may be applicable [***].  For clarity, [***].

4.9Third Party IP Rights.

4.9.1If either Party determines that [***] to obtain a license under any Patent of a Third Party relevant to the Development Activities or the Manufacture (“Third Party IP”), it shall inform the IPC of such determination along with documentation supporting such determination.  The IPC shall discuss the desirability of obtaining a license to or acquiring such Third Party IP, and, if it is determined by the Parties to obtain a license to or acquire such Third Party IP, discuss and recommend appropriate financial terms and conditions (including the scope of the license to be negotiated) for such license or acquisition agreement (such agreement, a “Third Party IP Agreement”).  The IPC shall also designate one Party, or that the Parties jointly, be responsible for handling negotiations of a Third Party IP Agreement.  [***].  The negotiating Party shall have responsibility and authority for negotiating and executing such Third Party IP Agreement; provided, that, through their representatives on the IPC, the negotiating Party shall keep the other Party reasonably informed with respect to the negotiations and deal terms relating to such Third Party IP Agreement (including scope of the license and financial terms) and such negotiating Party shall consider in good faith any comments, recommendations or analysis provided by the other Party. [***].  To the extent allocable to the Product, all payments under such Third Party IP Agreement incurred during the Development Period shall be Development Costs; provided that [***].  For purposes of clarity, a cell line license shall not be considered a manufacturing license.

4.9.2Notwithstanding anything to the contrary in this Agreement and except for Third Party IP referred to in Section 4.9.1, the licenses granted under Article 6 shall not include rights to any Know-How or Patents acquired by license or otherwise by either Party from a Third Party after the Effective Date (the “Acquired Third Party IP”), except to the extent the other Party elects to include part of or all of such Know-How or Patents under any such license and

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

agrees to comply with all obligations to such Third Party applicable to such rights and to include payments to such Third Party that are allocable to the Product as Development Costs.

5.CONFIDENTIALITY

5.1Definitions.  As used in this Agreement, the term “Confidential Information” means all information, whether it be in written form, visually or orally, including all production schedules, lines of products, volumes of business, processes, new product developments, product designs, formulae, technical information, laboratory data, clinical data, patent information, know-how, trade secrets, financial and strategic information, marketing and promotional information and data, and other material relating to any products, projects or processes of one Party (the “Disclosing Party”), that is provided to, or otherwise obtained by, the other Party (the “Receiving Party”) in connection with this Agreement (including information exchanged prior to the date hereof in connection with the transactions set forth in this Agreement, and including any information disclosed by a Party under the MTA or that certain Confidentiality Agreement entered into by Alligator and Aptevo, dated as of February 19, 2016 (the “Prior CDA”). Confidential Information shall not include any information or materials that:

(a)were already known to the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

(b)were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

(c)became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d)were rightfully disclosed to a Party, other than under an obligation of confidentiality, by a Third Party; or

(e)were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

5.2Obligations.

5.2.1Each of Alligator and Aptevo shall keep all Confidential Information received from or on behalf of the other Party with the same degree of care with which it maintains the confidentiality of its own Confidential Information, but in all cases no less than a reasonable degree of care.  Neither Receiving Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any Third Party other than to such of its and its Affiliates’ directors, officers, managers, employees, independent contractors, agents, consultants, authorized potential sublicensees, or actual or potential investors who have a need to know such Confidential Information to implement the terms of this Agreement or enforce

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its rights under this Agreement and who are bound by legally enforceable confidentiality obligations not less strict than those contained herein prior to any such disclosure. A Receiving Party shall advise any of its and its Affiliates’ directors, officers, managers, employees, independent contractors, agents, consultants, authorized potential sublicensees, or actual or potential investors who receive such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this Article 5 that all such directors, officers, managers, employees, independent contractors, agents, consultants, authorized (potential) sublicensees, or (potential) investors comply with such obligations.  It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to the terms and conditions of this Agreement, including Section 5.2.2.  For the avoidance of doubt, neither Party is required to share any solely owned Confidential Information with the other Party except as expressly contemplated by this Agreement.

5.2.2Without limiting any obligation in Section 5.2.1, the Parties understand and agree that certain Confidential Information disclosed by the Parties hereunder may constitute trade secret information.  Either Party may specifically indicate to the other Party whether any such information should be subject to the additional terms of this Section 5.2.2 (“Designated Information”), provided that the Parties agree that all Aptevo Manufacturing Know-How shall be subject to the terms of this Section 5.2.2 as Designated Information.  Each Party agrees to limit disclosure of any Designated Information to the fewest number of its employees (and consultants with the prior consent of the disclosing Party, on a case-by-case basis, not to be unreasonably withheld) who reasonably need access to Designated Information for the purpose of conducting or managing Development Activities.  Prior to the receipt of any Designated Information, each Party shall implement commercially reasonable levels of protection to prevent the unauthorized access to and unauthorized use of any Designated Information, including implementing physical and technical safeguards.  In the event of a Transition Event under Section 6.2.2, Alligator shall use commercially reasonable efforts to put in place a firewall for the purpose of preventing Aptevo Manufacturing Know-How from being misused for the benefit of other bispecific therapeutics.

5.3Return of Confidential Information.  Upon the expiration or termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, officers, managers, employees, independent contractors, agents, consultants, authorized potential sublicensees, actual or potential investors, except that the Receiving Party may keep one (1) copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes to comply with its obligations under this Agreement.  Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 5.  The provisions of this Section 5.3 shall not apply to copies of electronically exchanged Confidential Information made as a matter of routine information technology backup, provided, that it is not otherwise accessible to Receiving Party other than its information technology representatives responsible for maintaining the Receiving Party’s electronic backup systems, and to Confidential Information or copies thereof which must be stored according to provisions of mandatory Applicable Laws.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4Permitted Disclosure and Use.  Notwithstanding anything to the contrary in this Article 5:  (a) a Receiving Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to comply with Applicable Laws; and (b) a Receiving Party may disclose Confidential Information belonging to the other Party related to a Product only to the extent such disclosure is reasonably necessary to obtain or maintain CTAs of a Product to the extent such disclosure is made to a Governmental Authority.  If a Receiving Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 5.4, such Receiving Party shall give reasonable advance written notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy.

5.5Notification.  The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

5.6Publicity; Filing of this Agreement.

5.6.1Publicity.  Each Party may issue the press release set forth on Schedule 5.6.1.  Except as otherwise provided in this Section 5.6, each Party shall maintain the confidentiality of all provisions of this Agreement, and without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, neither Party nor its respective Affiliates shall make any press release or other public announcement of or otherwise disclose the provisions of this Agreement to any Third Party, except for:  (a) disclosure to those of its directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, potential strategic partners, authorized potential sublicensees, advisors, and agents whose duties reasonably require them to have access to this Agreement; provided that such directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, advisors, agents, strategic partners or authorized potential sublicensees, are required to maintain the confidentiality of this Agreement; (b) disclosures required by NASDAQ regulation or any listing agreement with a national securities exchange, in which case the disclosing Party shall provide the non-disclosing Party with [***] advance written notice unless otherwise not practicable, but in any event no later than the time the disclosure required by such NASDAQ regulation or other stock exchange regulation or listing agreement is made; (c) disclosures as may be required by Applicable Law, in which case the disclosing Party shall provide the non-disclosing Party with prompt advance written notice of such disclosure and cooperate with the non-disclosing Party to seek a protective order or other appropriate remedy, including a request for confidential treatment in the case of a filing with the Securities and Exchange Commission; (d) disclosure of the Targets of the Product after a date to be mutually agreed by the Parties, but not later than publication of the Alligator Patent disclosing the Target to which the Product is directed; and (e) other disclosures for which consent has previously been given.  A Party may publicly disclose without regard to the preceding requirements of this Section 5.6 any information that was previously publicly disclosed pursuant to this Section 5.6.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.6.2Redacted Agreement.  The Parties acknowledge that, if legally required, either or both Parties may be obligated to file a copy of this Agreement with the SEC or other Governmental Authorities.  Each Party shall be entitled to make such a required filing; provided that it initially files a redacted copy of this Agreement approved by both Parties (“Redacted Agreement”) and requests confidential treatment of the terms redacted from this Agreement for a reasonable period of time.  In the event of any such filing, each Party shall (a) permit the other Party to review and comment upon such request for confidential treatment and any subsequent correspondence with respect thereto [***] in advance of its submission to the SEC or such other Governmental Authorities, if possible, (b) reasonably consider and reasonably endeavor to incorporate the other Party’s comments thereon to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed, (c) promptly deliver to the other Party any written correspondence received by it or its representatives from such Governmental Authority, if any, with respect to such confidential treatment request and promptly advise the other Party of any other communications between it or its representatives with such Governmental Authority with respect to such confidential treatment request, (d) upon the written request of the other Party, request an appropriate extension of the term of the confidential treatment period, where available and (e) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use reasonable efforts to support the redactions in the Redacted Agreement as originally filed (to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed) and, to the extent reasonably practicable, not agree to any changes to the Redacted Agreement without first discussing such changes with the other Party and taking the other Party’s comments into consideration when deciding whether to agree to such changes.  Each Party shall be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

5.7Publication.  The Parties intend to publish or present the conduct and the outcomes of Clinical Trials, and may mutually agree to publish or present other Development Data and/or Development results, and in each case the Parties will use reasonable efforts to align such publication or presentation to the public.  Each Party shall submit, through the Steering Committee, for the other Party’s approval, such approval not to be unreasonably withheld, conditioned or delayed, copies of each proposed academic, scientific, medical and other publication or presentation that contains or refers to the Aptevo Technology, Alligator Technology or otherwise relates to the Product or any research or Development Activities under this Agreement to the other Party at least [***] in advance of submitting such proposed publication or presentation to a publisher or other Third Party.  The other Party shall have the right to review and comment on each such proposed publication or presentation and the publishing Party shall consider any comments in good faith.  The other Party shall have the right to remove any of its own Confidential Information prior to submission for publication or presentation by the publishing Party.  The publishing Party shall redact or otherwise modify the proposed publication or presentation to remove any such Confidential Information of the other Party (or any Joint Know-How).  In addition, in the event that the document includes data, information or material generated by the other Party’s scientists, and professional standards for authorship would be consistent with including the other Party’s scientists as co-authors of the document, the names of such scientists will be included as coauthors.  Alligator shall not publish or present information that contains the

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Aptevo Platform Technology or Aptevo Manufacturing Technology, without the prior written consent of Aptevo.

5.8Use of Names.  Except as otherwise set forth in this Agreement, neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that subject to Section 5.6, either Party may use the name of the other Party in any document filed with any Regulatory Authority or Governmental Authority, including the FDA, EMA and the Securities and Exchange Commission.

5.9Survival.  The obligations and prohibitions contained in this Article 5 as they apply to Confidential Information shall survive the expiration or termination of this Agreement for a period of [***] following the effective date of such expiration or termination; provided, that, if the Confidential Information is of the nature that could reasonably be expected to qualify as a trade secret pursuant to Applicable Laws, the obligations contained in this Article 5 as they apply to such Confidential Information shall survive as long as it qualifies as a trade secret pursuant to Applicable Laws, including Confidential Information relating to the development and manufacture of the Product, quality control measures, production, sales, distribution and similar data and information, and compilations of data and results that would reasonably be expected to qualify as a trade secret pursuant to 21 CFR § 20.61.

6.LICENSES

6.1License Grants.

6.1.1Grant to Alligator.  Subject to the terms and conditions set forth in this Agreement, Aptevo hereby grants to Alligator, a co-exclusive license (with Aptevo) under the Aptevo Technology, Aptevo Platform Technology, and Aptevo Manufacturing Technology, in each case, solely to Develop the Product in the Field during the Development Period pursuant to the Development Plan in collaboration with Aptevo.

6.1.2Grant to Aptevo.  Subject to the terms and conditions set forth in this Agreement, Alligator hereby grants to Aptevo, (a) a co-exclusive license (with Alligator) under the Alligator Technology solely to Develop the Product in the Field during the Development Period pursuant to the Development Plan in collaboration with Alligator; and (b) an exclusive license under the Alligator Technology to Manufacture the Product worldwide for Development in the Field pursuant to the Development Plan.

6.1.3Additional Grant to Aptevo. Subject to the terms and conditions of this Agreement, to the extent that it is not legally possible for Alligator to assign to Aptevo pursuant to Section 4.3 all right, title and interest in and to the Improvements conceived, generated or otherwise made by or on behalf of Alligator during the course of conducting Development Activities, Alligator hereby grants to Aptevo an exclusive (even as to Alligator), perpetual license, including the right to sublicense through multiple tiers, to use such Improvements to make, have made, use, have used, sell or have sold the Product in accordance with the licenses granted under this Article 6 or any other product.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2Additional Licensing Provisions.

6.2.1Negative Covenant.  Each Party covenants that it will not use or practice any of the other Party’s Patents, Confidential Information or other intellectual property rights licensed (or sublicensed, as applicable) to it under this Article 6 except for the purposes as  permitted under this Agreement.

6.2.2Manufacturing.

(a)Manufacture by Alligator CMO.  If Aptevo exercises its right to Opt Out under Section 14.2.1 or Alligator rightfully terminates this Agreement pursuant to Sections 14.2.2 or 14.2.3 (each, a “Transition Event”), then, promptly following such Transition Event, Aptevo and Alligator shall enter into an agreement intended to permit Alligator to have the Product manufactured through a CMO (the “Manufacturing Transition Agreement”), including, as may the case may be, the CMO that is manufacturing the Product as of the effective date of such Transition Event (such CMO, the “Existing CMO”), or a new CMO nominated by Alligator (subject to the remainder of this Section 6.2.2(a)) to replace or supplement such Existing CMO (the “New CMO”).  If Alligator elects to nominate a New CMO, then [***], [***].  If [***].  The Existing CMO and/or the New CMO, [***] is referred to herein as the “Alligator CMO”.

(b)Manufacturing Transition Agreement.

(i)General Terms.  The Manufacturing Transition Agreement shall be between Alligator and Aptevo (and not the Alligator CMO) and shall include, along with commercially reasonable terms common in the industry in similar agreements, requirements that Aptevo:

(A) on Alligator’s request, [***];

(B) grant to Alligator a limited, worldwide, exclusive, sublicensable license under Aptevo’s interest in the Joint Technology, Aptevo Technology, Aptevo Platform Technology, and Aptevo Manufacturing Technology, in each case, solely to the extent necessary to enable the Alligator CMO to manufacture Product for Alligator (but for clarity such limited license will not include the right for Alligator to practice the license to manufacture the Product itself or through any other Affiliate or Third Party);

(C) provide reasonable assistance and personnel resources to enable such CMO to replicate and implement the manufacturing process and to manufacture and supply the Product to Alligator, [***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***];

(D) upon the reasonable request from Alligator, disclose Aptevo certain Manufacturing Know-How to Alligator, but only to the extent necessary to enable Alligator to address any manufacturing issues, to comply with Applicable Laws or perform other customary obligations in connection with Alligator’s role as the Continuing Party [***] which information shall be subject to  the obligations of confidentiality and non-use as set forth in this Agreement, including the additional protections for such information set forth in Section 5.2.2;

(E) an allocation of costs between the Parties in connection with each of the foregoing, consistent with the principles set forth in Section 6.2.2(c); and

(F) a negative covenant restricting Alligator from using any CMO Improvement in connection with any Aptevo Platform Product other than the Product.

Notwithstanding the foregoing, Aptevo’s obligations to assist in technology transfer under this Section 6.2.2(b)(i) shall be limited to activities that cannot be performed by the Alligator CMO and to activities that require Aptevo’s specific knowledge with respect the manufacture of the Product.

(ii)Alligator right to Sublicense.  Alligator shall have the right to sublicense the license granted to it under the Manufacturing Transition Agreement solely to an Alligator CMO, and provided that each such sublicense under the Manufacturing Transition Agreement requires that:

(A) the Alligator CMO undertakes in writing obligations of confidentiality and non-use regarding the Joint Technology, Aptevo Technology, Aptevo Platform Technology, and Aptevo Manufacturing Technology [***] that include appropriate (as determined by Aptevo in good-faith) provisions restricting the exchange of such information between Alligator and such Alligator CMO [***];

(B) the Alligator CMO agrees in writing to assign all intellectual property (including CMO Improvements) created or conceived in the course of performing any such work [***]; and

(C) that appropriate provisions are included to ensure that Aptevo is afforded third party beneficiary status to enforce any provisions [***].

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Alligator shall provide Aptevo with a copy of any such sublicense agreement prior to execution to allow Aptevo to review and confirm compliance with the above; provided that, the terms of any such sublicense agreement may be redacted to the extent not relevant to the determination or enforcement of Aptevo’s rights under this Agreement or the Manufacturing Transition Agreement.  For purposes of clarity, all terms related to the confidentiality and non-use of proprietary information and ownership of intellectual property should not be redacted.

(c)Costs; Aptevo Interim Obligations.  Costs and responsibilities with respect to Process Development and technology transfer of such manufacturing process from Aptevo (or its Existing CMO) to a New CMO shall be allocated in accordance with the following table and not subject to the general cost sharing principles following any Termination Date, as applicable:

Window of Termination Event	Continuing Responsibilities / Cost
[***]	[***]

Pending the validation of, and the production of Product by the Alligator CMO in accordance with all applicable specifications, Aptevo shall continue to Manufacture and supply Product on commercially reasonable terms.

(d)Manufacturing Process Improvements.  For the avoidance of doubt, the technology transfer described in this Section 6.2.2, will cover the manufacturing process for the Product as such manufacturing process and Product exist on the effective date of the Transition Event or, if the Transition Event occurs following the initiation of Process Development but prior to technology transfer of the manufacturing process to a first CMO for GMP manufacturing, as developed by Aptevo pursuant to Section 6.2.2(c), and will not include any rights to any future developments owned or controlled by Aptevo, unless otherwise agreed in

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

writing.  [***].

6.2.3Third Party Licensees.  If following a Transition Event, Alligator subsequently negotiates and enters into a Third Party License Agreement as contemplated in Article 7 hereof, then Aptevo agrees, upon Alligator’s request in connection with such Third Party License Agreement, to grant to such Third Party Licensee a license to manufacture the Product under Aptevo’s interest in the Joint Technology, Aptevo Technology, Aptevo Platform Technology, Aptevo Manufacturing Technology, as contemplated in Section 7.3.2, in each case, as such Joint Technology, Aptevo Technology, Aptevo Platform Technology, Aptevo Manufacturing Technology exists on the effective date of the applicable Transition Event or, if the Transition Event occurs following the initiation of Process Development but prior to technology transfer of the manufacturing process to a first CMO for GMP manufacturing, as developed by Aptevo pursuant to Section 6.2.2(c).

6.2.4Additional Agreement Terms.  Without limiting the requirements set forth in Section 6.2.2(b), any transfer by or on behalf of Aptevo of any of the Aptevo Platform Technology and Aptevo Manufacturing Technology to an Alligator CMO pursuant to Section 6.2.2(a)-(d), in connection with a license granted from Aptevo to a Third Party Licensee pursuant to Section 6.2.3, or in connection with the entry into a Third Party License by the Parties pursuant to Article 7 shall be performed under a written agreement between Aptevo and the applicable CMO in a form reasonably acceptable to the Parties that provides, at a minimum:

(a)provisions ensuring continued protection of Aptevo’s intellectual property and propriety rights, including specifically those rights related to the manufacture of the Product and the Aptevo Platform, including provisions obligating the contracting parties to establish appropriate firewalls to prevent the unauthorized use or disclosure of any Joint Technology, Aptevo Technology, Aptevo Platform Technology and Aptevo Manufacturing Technology or misuse of such Technology; and

(b)provisions equitably allocating responsibility (including with respect to product liability) as between Alligator, Aptevo and the applicable Third Party to appropriately reflect the roles and the responsibilities of each party under such agreement, including, in the case of a Transition Event, provisions protecting Alligator from liability attributable to the manufacture of the Product.  For clarity, Alligator and its CMOs shall not be required to disclose any inventions or improvements that arise or result from performance under such agreements.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3No Other Grant of Rights.  Except as otherwise expressly provided herein, nothing in this Agreement will be construed to confer any ownership interest, license, or other rights upon a Party by implication, estoppel, or otherwise as to any technology, intellectual property rights, products, or biological materials of the other Party.

7.THIRD PARTY LICENSE AGREEMENTS.

7.1One Party or Both Parties Wish to Obtain Product Rights and Licenses.  The intention of the Parties, as of the Effective Date, is to identify, negotiate with and grant to one or more Third Party Licensees exclusive rights to enable such Third Party Licensees to continue Development of the Product after the first Phase II Clinical Trial and to obtain Regulatory Approvals, and thereafter to undertake Commercialization of the Product worldwide.  However, the Parties also acknowledge that one or both of the Parties or their Affiliates may wish to become the licensee of the Product rights prior to or upon the conclusion of the first Phase II Clinical Trial of the Product.  If a Party or its Affiliate desires to obtain such rights, it shall notify the other Party prior to the initiation of the process described in Section 7.2.1 [***] and include an offer for such rights (a “Partner Offer”) together with such notice.  Following such notice [***], the Parties shall negotiate in good faith for [***] the terms of appropriate license and other agreements, provided that period shall terminate on either the acceptance or rejection by the other Party of such Partner Offer.  If the Parties fail to reach an agreement within such [***], despite engaging in good-faith negotiations, then [***] the Parties shall initiate the process of identifying a Third Party Licensee as provided in Section 7.2.

7.2Identification of Potential Third Party Licensees.

7.2.1Potential Third Party Licensees.  Except if the Parties have otherwise entered into an agreement under Section 7.1, beginning no later than [***], the Parties will cooperate in good faith to identify and solicit offers from potential Third Party Licensees for such Product.  Prior to soliciting such offers and [***], the Parties will [***].  If the Parties are unable to agree on the [***].  The Parties will mutually agree upon one Party that will be the lead Party in seeking and negotiating with potential Third Party Licensees in connection with the solicitation of a Third Party Proposal and, if applicable, the later negotiation of a Third Party License with such potential Third Party Licensee (the “Lead Party”), all in accordance with Section 7.5.1.  Each Party may be a Lead Party in respect of different potential Third Party Licensees.  Notwithstanding the foregoing, [***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***], then the other Party shall be designated as the Lead Party.  For clarity, [***].

7.2.2Third Party Proposals.  If, at any time, the Parties (or either Party) receive any proposal or indication of interest from any Third Party [***] for the continued Development and Commercialization of the Product in the Territory (each a “Third Party Proposal”), then the receiving Party will promptly notify the other Party and provide copies of any documents embodying a Third Party Proposal [***] following receipt thereof.  Without limiting the foregoing, the Parties will also promptly notify each other of any bona fide interest from any Third Party [***] and shall use all reasonable efforts to respond to Third Party Proposals [***].  The Parties shall jointly consider any Third Party Proposal in good faith, as set forth and in accordance with the process set forth in Section 7.3.

7.3Third Party Proposal Consideration Process.

7.3.1Determination of Third Party Best Offer.  The Parties will consider all Third Party Proposals in good faith following the receipt of any such proposals.  [***].  If the Parties agree to accept a Third Party Proposal, then Section 7.5 shall apply to the negotiation of a Third Party License with the applicable Third Party.

7.3.2Disputes.  If the Parties fail to agree on which Third Party Proposal in Section 7.3.1 is the best offer available, then [***].  The [***].  The Offer that is either agreed by the Parties [***] will be the “Best Offer,” and the Parties shall accept such Best Offer and negotiate a definitive license agreement in accordance with the terms of Section 7.5.

7.4Alternative Mechanisms

7.4.1No Third Party Offers [***].  Subject to Section 7.4.3, if by the date that [***] (the “Decision Date”), the Parties have

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

failed to obtain a Third Party Proposal [***], then the following terms shall apply:

(a)In such event, the Parties may in their discretion accept the Partner Offer [***].

(b)If the Parties do not so accept a Partner Offer:

(i)the non-proposing Party may [***].

(ii)In addition, the Lead Party shall [***], in each case, not later than [***].  Following the receipt of such offers, the Parties shall select the Best Offer [***].

(iii)Notwithstanding the terms of Section 7.3 to the contrary, if following such selection process, [***], then the Parties shall accept the [***].

(c)The Parties shall use all reasonable efforts to complete such process not later than [***].  Following any acceptance of [***]

7.4.2No Offers Available.  If (a) the Parties do not have an active Third Party Proposal that either Party desires to accept on the Decision Date, [***], then the Parties will meet in good faith and agree to either [***].

7.4.3Decision Date Amendment.  Notwithstanding Section 7.4.1, if on the Decision Date there is any Third Party Proposal(s) that were received by the Parties [***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] to allow each Party to properly consider such Third Party Proposal.  Without limiting the foregoing, the Decision Date may be modified by mutual agreement of the Parties.

7.5Accepted Third Party Proposals.

7.5.1Solicitation and Negotiation Process.  Reasonably in advance of the initiation of the process of contacting potential Third Party Licensees, the Parties shall create a new committee under this Agreement charged with managing the process of soliciting with such Third Party License Agreement-related activities (the “BD Committee”).  The BD Committee will be comprised of an equal number of individuals from each of Alligator and Aptevo.  The BD Committee will meet and work in good faith to establish procedures for the Lead Party to contact potential Third Party Licensees and, unless agreed otherwise, each Party shall be responsible for its own expenses associated with such Third Party License Agreement-related activities.  Without limiting the foregoing, the Lead Party with respect to soliciting Third Party Proposals from any potential Third Party Licensee shall contemporaneously provide the other Party with all drafts of any term sheet prior to submission of such term sheet to any potential Third Party Licensee and shall seek the other Party’s agreement of any material terms.  If the Parties agree to accept any Third Party Proposal as set forth in Section 7.3 or 7.4, then the Lead Party with respect to such potential Third Party Licensee and the other Party shall cooperate, and the other Party will support such Lead Party’s reasonable efforts and strategy, with regard to negotiating the applicable Third Party License Agreement.  The BD Committee shall establish procedures for any Lead Party negotiations with potential Third Party Licensees, including timelines, terms and a determination of the overall licensing strategy.  The terms proposed and negotiated with any potential Third Party Licensee and the final terms of any such agreement shall be subject to the approval of both Parties.  Each Party shall cooperate in the preparation of such information and materials, participate in such presentations, due diligence procedures and other meetings and otherwise contribute toward such efforts as may be required to negotiate and finalize such Third Party License Agreements.  The Lead Party shall keep the other Party fully informed of the status of such negotiations.  In addition, the Lead Party shall regularly consult with the other Party with regard to the status of any such negotiations, contemporaneously provide the other Party with all drafts of such Third Party License Agreement prior to submission to any potential Third Party Licensee and shall seek the other Party’s agreement of any material terms.  The Lead Party shall notify the other Party reasonably in advance of any and all meetings (whether in-person, via telephone or otherwise) with such prospective Third Party Licensee, including negotiations relating to such Third Party License Agreement.  The other Party shall have the right, at its expense, to have one employee participate in negotiations with such prospective Third Party Licensee.  In addition, the Lead Party shall consult with the other Party regarding the material terms of such Third Party License Agreement, and shall incorporate any reasonable suggestions or requirements communicated by the other Party to the Lead Party.  The Parties must jointly agree to the final form of any Third Party License Agreement, such agreement not to be unreasonably withheld.

7.5.2Scope and General Description of Third Party License Agreements.  The Parties acknowledge and agree that each Third Party License Agreement will be limited to the Product in the Field, and will include an exclusive license grant under Joint Technology, Aptevo Technology, Aptevo Platform Technology, Aptevo Manufacturing Technology and/or Alligator Technology, each to the extent necessary for a Third Party Licensee to Develop, manufacture

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and/or Commercialize the Product in the Field in the Territory.  No Third Party License Agreement will include any right to make, use, sell or otherwise exploit Joint Technology, Aptevo Technology, Aptevo Platform Technology, Aptevo Manufacturing Technology, or Alligator Technology outside the scope of this Agreement or in conflict with a Party’s retained rights.  Each Party shall be a party to each Third Party License Agreement.  Each Party shall solely bear its internal costs incurred in connection with identification of and negotiations with each prospective Third Party Licensee; any Third Party costs incurred in connection with identification of and negotiations with each prospective Third Party Licensee shall be [***]; provided that the costs of external legal counsel and other professionals engaged by and representing only one Party shall be borne solely by such Party.

7.5.3Delivery and Execution of Third Party License Agreements.  The Lead Party shall provide to the other Party a copy of any proposed, final Third Party License Agreement before execution by the Third Party Licensee, for the other Party’s review and approval [***] days prior to the Parties’ execution thereof.  A Party shall not execute any Third Party License Agreement without the prior written consent of the other Party.  Each Party shall keep all copies of Third Party License Agreements in its confidential files.

7.6Executed Third Party License Agreements; Expiration or Termination of Third Party License Agreements.  A Party shall not amend, modify or waive compliance by any Third Party Licensee with the terms of its Third Party License Agreement without the other Party’s prior written consent, and each Party shall use its Commercially Reasonably Efforts to ensure that such Third Party Licensee complies with the terms and conditions of its Third Party License Agreement.  If a Third Party License Agreement is executed, the Parties will amend this Agreement or enter into a new agreement that describes each Party’s rights and obligations after such execution, including (for example) a mutually agreed allocation of risk, indemnification obligations and retained rights, licenses and limitations regarding Joint Technology and Development Data.  [***].

7.7Third Party License Agreement Revenue Allocation.

7.7.1General.  Absent prior agreement to the contrary and subject to Section 7.7.2 and 7.7.3, each Party will be entitled to 50% all Revenue received under any Third Party License Agreement.

7.7.2Development Costs not Shared Equally.  Notwithstanding Section 7.7.1, if one Party pays for more than 50% of the Development Costs, then, absent agreement otherwise and subject to Section 7.7.3, each Party will be entitled to the percentage of Revenue received under any Third Party License Agreement equal to the percentage of Development Costs borne by such Party.  For the avoidance of doubt, for the purposes of determining the Revenue allocation between the Parties pursuant to this Section 7.7, any Development Costs borne solely by one Party pursuant to Section 2.3.2 (in the case that the Parties do not amend the Development Budget) or Section 9.1.3 (in the case that the Steering Committee does not elect to share any Excess Overage Amounts equally) shall not be considered.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.7.3Opt-Out and Termination.  Notwithstanding Section 7.7.1 or 7.7.2, if either Party exercises its right to Opt-Out under Section 14.2.1 prior to the execution of any Third Party License, then the Continuing Party shall retain all Revenue from any Third Party License, subject to any payment obligations to the Opt-Out Party as contained herein.  Additionally, if either Party terminates this Agreement pursuant to 14.2.2 or 14.2.3, all proceeds to the Party that commits material breach or the insolvent Party, respectively, will be limited to those set forth in 14.3.3.

7.8Payment Mechanism.  The Parties shall attempt to have the appropriate Revenue split paid directly from the respective Third Party Licensee to each Party.  If such an arrangement is not possible, then the Party receiving such payments shall provide the other Party within [***] after receipt of any Revenue, a statement detailing the Revenues received in accordance with the royalty or other report provided by the respective Third Party Licensee and the corresponding payment payable to the other Party.

8.DILIGENCE

8.1General.  Aptevo and Alligator shall use Commercially Reasonable Efforts (a) to perform Development Activities in accordance with the Development Plan, [***].

8.2Change of Control.  In the event of a Change of Control of a Party, following the closing date of such Change of Control transaction, such Party that is undergoing the Change of Control (or the assignee of such Party if this Agreement is assigned pursuant to Section 15.14), shall continue to be bound by such Party’s obligations to fund all Development Activities and Develop the Product in accordance with this Agreement [***].  Without limiting the foregoing, if, following the effective date of such Change of Control transaction, the Parties (i.e. either Aptevo and Alligator, on the one hand, and such Party that is undergoing the Change of Control (or the assignee of such Party if this Agreement is assigned pursuant to Section 15.14)  on the other hand) cannot agree on an update to the Development Plan, then, [***], and the Parties shall continue to work in good-faith to update the Development Forecast for the following year.

9.FINANCIALS

9.1Development Costs.

9.1.1Development Costs Through the End of Phase II Clinical Trials.  The Parties shall split equally all external costs incurred in Development, including all external costs associated with GMP manufacturing (including cell line development, process development,

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

formulation development and analytical development).  In addition to external costs of Development Activities, the Parties shall share equally any other Development Costs, and each Party shall keep a record of its FTEs used for Development.  In preparing the Development Plan and conducting Development, the Parties will endeavor to contribute a relatively equal number of FTEs, and to avoid potential reimbursement to each other.  The Parties acknowledge that the number of FTEs used by a Party may vary at different stages of Development, with the intention of the Parties to achieve a balance over the Development Period.  The Parties will exchange draft invoices setting forth each Party’s Development Costs in a given calendar quarter (as further described in Section 9.1.4).  The Parties will collaborate and use Commercially Reasonable Efforts to determine a single net payment owed by one Party to reimburse the other Party for fifty percent (50%) of the net excess of the other Party’s Development Costs in such calendar quarter (thereby achieving the Parties’ equal sharing of Development Costs).

9.1.2Development Budget Controls Reimbursement.  The Development Budget will control the reimbursable Development Costs incurred by each Party in performing Development Activities.  The Development Budget may allow for a certain percentage of excess spending over the budgeted amount, and/or may establish a cap on spending that may not be exceeded without amendment of such Development Budget.

9.1.3Budget Overruns.

(a)Each Party shall promptly inform the other Party upon determining that it is likely to exceed the budgeted amounts set forth in the current or any future annual Development Budget in accordance with Section 2.3.2.

(b)To the extent that a Party (or its Affiliates or subcontractors) incurs Development Costs for its Development Activities in a particular year that exceed the annual Development Budget allocated to such Party for such year [***] (a “De Minimis Overage Amount”), then such De Minimis Overage Amount shall automatically be included in the Development Budget for such Calendar Year.

(c)If a Party (or its Affiliates or subcontractors) incurs Development Costs for its Development Activities in a particular year that exceed the annual Development Budget allocated to such Party by more than [***], the “Excess Overage Amount”), then the Party that has so exceeded its budget shall provide to the Steering Committee a full explanation for so exceeding its budget.  The Steering Committee shall promptly review and discuss such Excess Overage Amount and the reasons therefor, and following such discussion the Parties will agree to include some or an equitable percentage of the Excess Overage Amounts in the Development Budget if, in the reasonable good-faith belief of each Party, the Excess Overage Amount could not have been reasonably foreseen or avoided.  If, or to the extent, the Parties do not agree to treat the Excess Overage Amount as Development Costs, then the Party that has exceeded the Development Budget for a Development Activity shall be solely responsible for the Excess Overage Amount, subject to Section 9.1.3(d).

(d)For the avoidance of doubt, and notwithstanding anything to the contrary in this Section 9.1.3, if a Party (or its Affiliates or subcontractors) incurs Development Costs for its Development Activities in a particular year that exceed the annual Development

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Budget allocated to such Party [***], as set forth in Section 9.1.3(c), then if (i) the Party that has so exceeded its budget delivered an Expected Overrun Notice in accordance with Section 2.3.2 and (ii) the other Party failed to timely respond to such Expected Overrun Notice within the time periods set forth in Section 2.3.2, then Parties will automatically include such Excess Overage Amount in the applicable Development Budget to be shared equally by the Parties.

9.1.4Description of Development Costs.  No later than [***] after the end of each quarter during the Development Period, each Party shall provide to the other Party a description of all Development Costs reasonably incurred in accordance with the Development Budget, including the number of FTEs.  Each Party shall provide reasonable evidence supporting any claimed Development Costs upon a reasonable request from the other Party.  All amounts specified in this Agreement or in the Development Budget are exclusive of Value Added Tax or any other sales tax or duties.

9.1.5Process for Reimbursement of Development Costs.  The Party responsible for a reimbursement payment to the other Party under Section 9.1.1) shall pay such reimbursement amount owed within [***] after the Parties’ determination of such amount.  Where any part of the reimbursement amount is disputed, reimbursement of the non-disputed part shall occur in accordance with this Section 9.1.5, and the Parties shall resolve the disputed part as expeditiously as possible [***].

9.2Principles for Calculating Development Costs. In calculating any Development Costs the following principles will apply:

9.2.1Any Development Costs will be incurred on an arms-length basis and each Party will use reasonable efforts to minimize any such costs incurred;

9.2.2Where any discounts or reductions are available in relation to any Development Costs incurred, such discounts or reductions will apply to any reimbursement under Section 9.1;

9.2.3All Development Costs shall be calculated in US dollars, unless otherwise expressly provided in this Agreement.  Development Costs incurred outside of the US shall be first determined in the currency in which they are incurred, and shall then be converted into an amount in US dollars in accordance with the incurring Party’s standard procedures for accounting in accordance with its standard accounting practices;

9.2.4[***];

9.2.5Any Development Costs will be provided for [***];

9.2.6Where any Development Costs incurred by a Party are recoverable from a Third Party, [***].

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2.7Where any Development Costs relate to both the Development Activities and any other work effort or research program applicable to either Party, the Development Costs shall be allocated between all applicable research programs on a reasonable pro-rata basis depending on the relative usage for each program; and

9.2.8Any Development Costs shall be incurred in accordance with [***].

9.3Audit Right.  Where either Party disputes that any costs are not necessarily incurred in the performance of the Development Plan, the dispute shall first be referred to senior managers in accordance with Section 15.4.2.  Where the dispute is not resolved within [***] of such referral, either Party may conduct an audit pursuant to Section 10.2; provided that such audit will not count against a either Party’s right to conduct an additional, general audit in the applicable year pursuant to Section 10.2.

10.TAXES; RECORDS; LATE PAYMENTS

10.1Taxes.  All sums payable by one Party to the other Party under this Agreement shall be paid in full without any deductions (including deductions in respect of items such as income, corporation, or other taxes, charges and/or duties) except insofar as either Party is required by law to deduct withholding tax from sums payable to the other Party.  If the paying Party is required by law to deduct withholding tax, then the Parties shall co-operate in all respects and take all reasonable steps necessary to (a) lawfully avoid the making of any such deduction or (b) to enable the receiving Party to obtain a tax credit in respect of the amount withheld.

10.2Records.  Each Party shall maintain, and shall cause its Affiliates to maintain, complete and accurate records of Revenue and of all FTEs allocated and Development Costs incurred by such Party and its Affiliates, which records may contain information provided by the other Party with respect to its Development Costs.  A Party has the right to confirm the accuracy of any reports or notifications delivered by the other Party under this Section 10.2.  Each Party and its Affiliates, as applicable, shall retain such records relating to a given calendar quarter for at least five (5) years after the conclusion of that calendar quarter, during which time each Party will have the right, at its expense, to cause an independent, certified public accountant (or, if a non-financial audit, other appropriate auditor) to inspect such records during normal business hours for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and each Party’s and each Affiliate’s compliance with the terms hereof.  Such certified public accountant or other auditor, as applicable, shall not disclose to a Party any information other than information relating to the accuracy of reports and payments delivered under this Agreement.  The Parties shall reconcile any underpayment or overpayment [***] after the accountant delivers the results of the audit.  If any audit performed under this Section 10.2 reveals an underpayment [***], the audited Party shall reimburse the other Party for all amounts incurred in connection with such audit.  A Party may exercise its rights under this Section 10.2 only once every year per audited entity, and only with reasonable prior written notice to the audited entity.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3Late Payments.  Any payments by a Party that are not paid on or before the date such payments are due under this Agreement will bear interest at [***].  Interest will accrue beginning on the first day following the due date for payment and will be compounded quarterly.  Payment of such interest by a Party shall not limit, in any way, the other Party’s right to exercise any other remedies that the other Party may have as a consequence of the lateness of any payment.

11.PATENT FILING, PROSECUTION AND MAINTENANCE; DEFENSE AND ENFORCEMENT

11.1Patent Prosecution and Maintenance of Aptevo Patents.  With the exception of any Product Patents containing one or more claims to a multispecific or bispecific polypeptide with 4-1BB [***] Binding Domains (“Jointly Managed Product Patents”), as between the Parties, Aptevo shall have the sole right to Prosecute the Aptevo Patents, the Aptevo Platform Patents and the Aptevo Manufacturing Patents, and the costs of Prosecution of such Patents shall be borne by Aptevo.

11.2Patent Prosecution and Maintenance of Alligator Patents.  With the exception of any Jointly Managed Product Patents, as between the Parties, Alligator shall have the sole right to Prosecute the Alligator Patents and the costs of Prosecution of Alligator Patents shall be borne by Alligator.

11.3Prosecution Cooperation.  The Parties will keep each other informed with regard to the Prosecution of Aptevo Patents and Alligator Patents.  The Parties will share and discuss all material aspects of Prosecution, including (a) material communications to and from any patent authorities, and (b) drafts of any material filings or responses to be made to such patent authorities.  Such exchange of information shall be made sufficiently in advance in order to allow the other Party to review and comment thereon.  The Prosecuting Party shall consider in good faith the comments of the other Party with respect to strategies for filing and prosecuting such Patents.  The Parties shall also strive to coordinate and align their activities under this Agreement in a professional and proactive manner.

11.4Priority Patent Filing.  Alligator filed the Priority Patent Filing prior to the Effective Date and prior to the date of the MTA and, accordingly, it is an Alligator Patent.  The Priority Patent Filing claims all formats of bispecific antibodies with 4-1BB Binding Domains and a second Binding Domain [***].  Alligator has filed a PCT patent application claiming priority to the Priority Patent Filing: this PCT Filing is directed to all subject matter claimed or disclosed in the Priority Patent Filing, and shall remain an Alligator Patent.  The patent applications claiming priority to or are derived from the PCT patent application shall be considered Jointly Managed Patent Applications unless the claims of such applications exclude the Product.  A new priority application directed to [***] will be filed [***] (the “Priority Joint Patent”).

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5Patent Prosecution and Maintenance of Jointly Managed Product Patents and Joint Patents.

11.5.1Initial Phase/Patent filing.  The Parties shall jointly decide on the optimal strategy for Prosecution of Jointly Managed Product Patents and Joint Patents through the Intellectual Property Subcommittee.  The Parties shall endeavor to Prosecute the Jointly Managed Product Patents and Joint Patents in such a way as to broadly claim all inventions disclosed.

11.5.2Joint Patent Counsel.  Aptevo and Alligator shall jointly retain patent counsel(s) (the “Joint Patent Counsel(s)”) to Prosecute the Jointly Managed Product Patents and the Joint Patents with only one Joint Patent Counsel selected for each Jointly Managed Product Patent.  Aptevo and Alligator shall both receive all official patent office correspondence relating to the Jointly Managed Product Patents and Joint Patents and shall be included on all material patent prosecution correspondence to and from the Joint Patent Counsel.  Both Parties shall be given the opportunity to comment on all actions and review and comment on all draft responses prior to filing.  The Parties agree that Aptevo shall be responsible for instructing Joint Patent Counsel on day-to-day Prosecution and any Jointly Managed Product Patents owned by it; provided, however, that such instructions must give reasonable consideration to all comments and changes requested by Alligator.  The Parties agree that Alligator shall be responsible for instructing Joint Patent Counsel on day-to-day Prosecution of any Jointly Managed Product Patents owned by it; provided, however, that such instructions must give reasonable consideration to all comments and changes requested by Aptevo.

11.5.3Foreign Filing and Right to Take Over.

(a)The Parties shall collaborate on all Jointly Managed Product Patents and Joint Patent filing decisions, including the decision as to where to file national stage applications and where to validate European granted patents.  [***].

(b)If Aptevo or Alligator does not wish to Prosecute a particular Jointly Managed Product Patent or Joint Patent in a territory or jurisdiction, it shall notify the other Party in writing no less than four (4) weeks prior to the next deadline for any action that may be taken with respect to such Jointly Managed Product Patent or Joint Patent in such territory or jurisdiction, to allow the other Party, in its sole discretion, to assume the control and direction of the Prosecution of such Jointly Managed Product Patent or Joint Patent, at its sole expense.

(c)The Party not wishing to Prosecute a particular Jointly Managed Product Patent or Joint Patent shall execute such documents, and perform such acts, at the continuing Party’s expense, as may be reasonably necessary to permit the other Party to Prosecute such Jointly Managed Product Patent or Joint Patent.

11.5.4Costs.  Except as provided in Section 11.5.3(b), all external costs associated with Prosecution of the Jointly Managed Product Patents and Joint Patents, including [***].

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.6Defense of Third Party Claims.

11.6.1Infringement of Third Party Patents.  Subject to and without limiting the Parties’ rights and the procedures set forth under this Article 11 and elsewhere in this Agreement, each of the Parties shall promptly, but in any event no later than ten (10) calendar days after receipt of notice thereof, notify the other Party in writing in the event of any claims by a Third Party of alleged patent infringement by a Party or any of their respective Affiliates or sublicensees with respect to the research, development, manufacture, use, sale, offer for sale or importation of a Product (each, an “Infringement Claim”).

11.6.2If a Party shall become engaged in or participate in any suit described in Section 11.6.1, the other Party shall cooperate, and shall cause its and its Affiliates’ employees to cooperate, with such Party in all reasonable respects in connection therewith, including giving testimony and producing documents lawfully requested, and using its reasonable efforts to make available to the other, at no cost to the other (other than reimbursement of actually incurred, reasonable out-of-pocket travel and lodging expenses), such employees who may be helpful with respect to such suit, investigation, claim or other proceeding.

11.6.3Each Party shall keep the other informed of the status of any infringement action or settlement.  Any settlement that would involve the waiver of rights (including, but not limited to, the rights to receive payments) or a payment obligation of the other Party shall be deemed a material adverse impact and shall require the consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.  The Party involved in the litigation dispute shall provide the other Party with copies of all material correspondence from the opposing Third Party and from the court adjudicating the dispute, and shall be provided with draft pleadings and motions prior to submission and any settlement offers and documentation in connection with such Infringement Claim.

11.7Prosecution of Infringers.

11.7.1Notice.  Except to the extent conflicting with the terms of a Third Party License Agreement, if either Party receives notice of any declaratory judgment action or becomes aware of any infringement of any issued Aptevo Patent, Aptevo Platform Patent, Aptevo Manufacturing Patent, Alligator Patent or Joint Patent by the development, manufacture, sale or other activity by a Third Party in respect of any pharmaceutical product containing (a) both a 4-1BB Binding Domain and [***] Binding Domain or (b) a 4-1BB Binding Domain [***] Binding Domain and shares a therapeutic indication as the Product (an “Infringing Product”), it will promptly notify the other Party of such declaratory judgement action or infringement in writing, and the Parties will consult with each other regarding any actions to be taken with respect to such declaratory judgement action or infringing activity.  For any infringement action pursued under Section 11.7.2, the Parties shall share with each other all relevant information reasonably available to it regarding such alleged infringement (subject to any confidentiality obligations to Third Parties), pursuant to a mutually agreeable “common interest agreement” executed by the Parties under which the Parties agree to their shared, mutual interest in the outcome of any actions to enforce such Patents against such Infringing Product Infringement.  Unless the Parties otherwise agree, enforcing Party in such action shall be determined in accordance with the rules set forth in Section 11.7.2.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.7.2Enforcement of Patents.

(a)Aptevo and Alligator Patents.  During the Development Period, unless a Party has Opted-Out pursuant to Section 14.2.1 or terminated pursuant to Sections 14.2.2 or 14.2.3, the Parties shall have the joint right, but neither Party shall be obligated, to take the appropriate steps to enforce any Patent within the Alligator Patents, Aptevo Patents, Aptevo Platform Patents, and Aptevo Manufacturing Patents against an Infringing Product.

(b)Joint Patents.  During the Development Period, unless a Party has Opted-Out pursuant to Section 14.2.1 or Terminated pursuant to Sections 14.2.2 or 14.2.3, the Parties shall have the joint right, but neither Party shall be obligated, to take the appropriate steps to enforce or defend any Patent within the Joint Patents against any Third Party infringer (such right to not be limited to the Infringing Product).

(c)Joint Enforcement.  If Alligator and Aptevo elect to jointly enforce any Patent(s) pursuant to Sections 11.7.2(a) or (b), as applicable, the Parties shall be jointly responsible for, and shall bear equally, all costs and expenses of any such suit brought by them.  If one Party elects not to participate in the infringement action and the Parties have not obtained a discontinuance of the infringement, then the other Party shall have the right, but not the obligation, to bring suit; provided that the pursuing Party shall bear all of the expenses of such suit.  The other Party will cooperate with the pursuing Party in any such suit, including joining any suit upon request of the other Party, and shall have the right to consult with the pursuing Party and to participate in and be represented by independent counsel in such litigation at its own expense.  Any recoveries obtained by the pursuing Party as a result of any such proceeding against a Third Party infringer shall be allocated as follows: (i) such recovery shall first be used to reimburse the pursuing Party for all reasonable out-of-pocket litigation expenses incurred by such pursuing Party, and, then, to reimburse the non-pursuing Party for all out-of-pocket litigation expenses incurred by such non-pursuing Party; and (ii) [***] of the remainder of the recovery shall go to the pursuing Party and [***] shall go to the other Party.  The enforcing Party shall not take any position with respect to, or compromise or settle, any such infringement actions in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of any Patents solely owned by the other Party without such other Party’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)Opt-Out.  If either Party Opts-Out pursuant to Section 14.2.1 or the Agreement terminates pursuant to Sections 14.2.2 or 14.2.3, the Continuing Party (and its Third Party Licensees) shall have the sole right (but not the obligation) to take the appropriate steps to enforce any Joint Patents or Patents owned solely by the Continuing Party against a Third Party infringer (other than the Jointly Managed Patents), and the Continuing Party (and its Third Party Licensees) shall have the first right (but not the obligation) to take the appropriate steps to enforce Jointly Managed Product Patents against an Infringing Product; provided that the Continuing Party provides copies of all material correspondence from the opposing party and from the court adjudicating the dispute and the Terminated Party shall be provided with draft pleadings and motions prior to submission.  The Terminated Party shall make any declaration and execute any document necessary for the Continuing Party to take the steps set out in the first sentence of this subsection (d), including joining any suit upon request of the other Party.  The enforcing Party shall not take any position with respect to, or compromise or settle, any such infringement action

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of any Patents solely owned by the other Party without such other Party’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed

(e)Aptevo Sole Rights.  Except as set forth in this Section 11.7.2 in respect of an Infringing Product, only Aptevo shall have the right to bring any suit, action or proceeding with respect to the infringement of an Aptevo Manufacturing Patent or an Aptevo Platform Patent.

(f)Licenses.  If a Third Party License Agreement exists, the Parties shall comply with its terms relating to the enforcement of Patents in respect of an Infringing Product.  If the Third Party Licensee exercises its right to sue under the Third Party License Agreement, the Parties shall equally share any funds recovered that are not retained by the Third Party Licensee.  If the Third Party Licensee does not exercise its right to sue under the Third Party License Agreement, then the Parties shall have a right to commence such infringement action in accordance with subsections (a) - (c), to the extent not in conflict with the rights granted under such Third Party License Agreement.

12.WARRANTIES; LIMITATION OF LIABILITY

12.1Mutual Representations, Warranties and Covenants.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, and covenants that:

12.1.1it is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization;

12.1.2it has the power and authority to execute, deliver and perform this Agreement, including to grant rights under this Agreement to the other Party;

12.1.3it will comply with all Applicable Laws relating to the development, manufacture, use, sale and importation of Products;

12.1.4it is not under any obligation, contractual or otherwise, to any person that conflicts with or is inconsistent in any respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder; and

12.1.5neither it nor any of its Affiliates has been debarred by the FDA, or is subject to any similar sanction of other regulatory authorities, and neither it nor any of its Affiliates has used, or will engage, in any capacity, in connection with this Agreement or any ancillary agreements (if any), any person who either has been debarred by such a regulatory authority, or is the subject of a conviction described in Section 306 of the FFDCA.  Each Party shall inform the other Party in writing promptly if it or any person engaged by such Party or any of its Affiliates who is performing any activities under or in connection with this Agreement or any ancillary agreements (if any) is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to its knowledge, is threatened, relating to the debarment or conviction of such Party, any of its Affiliates or any such person performing activities.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.2Representations, Warranties and Covenants of Alligator.  As of the Effective Date, Alligator hereby represents, warrants and covenants to Aptevo that:

12.2.1Schedule 1.4 contains an accurate listing by owner, inventor(s), serial number, filing date, country, and status of all Patents Controlled by Alligator as of the Effective Date that, to Alligator’s knowledge, may be necessary or useful for the Development, Commercialization, manufacture, use, offer for sale, sale or import of the Product as contemplated herein or as embodied by the candidates for Product that were identified in the conduct of activities under the MTA;

12.2.2To Alligator’s knowledge, each of the patent applications listed in Schedule 1.4 or included in the Alligator Patents is currently pending and in good standing, and has not been abandoned.

12.2.3there are no claims, judgments or settlements against or owed by Alligator with respect to the Alligator Technology, including the 4-1BB [***] Binding Domains;

12.2.4there is no fact or circumstance known to Alligator that would cause Alligator to reasonably conclude that any of the issued Alligator Patents is invalid or unenforceable;

12.2.5there are no pending, and to Alligator’s knowledge, no threatened, adverse actions, suits or proceedings (including interferences, reissues, reexaminations, cancellations, oppositions, nullity actions, invalidation actions or post-grant reviews) against Alligator involving the Alligator Technology or the 4-1BB Binding Domain or [***] Binding Domain;

12.2.6Except with respect to the Patents listed in Schedule 1.4, Alligator has not publicly disclosed, and has not permitted any Third Party to publicly disclose, the composition of matter, sequence or other patentable information relating to any bispecific antibody comprising a 4-1BB Binding Domain [***] Binding Domain.

12.2.7Alligator has not received any written notice or written threat from any Third Party asserting or alleging that the use of Alligator Technology in relation to manufacture, use, sale, offer for sale or import of the Product, or to any product containing [***], (a) infringes the issued patents of such Third Party, or (b) misappropriates the intellectual property rights of such Third Party; and

12.2.8to Alligator’s knowledge, (a) no Third Party is infringing or has infringed any issued Alligator Patent or has misappropriated any Alligator Know-How and (b) there are no Patents held by Third Parties (including, if issued with their published claims, published patent applications) that it has determined to have claims that may cover the development, manufacture or sale of any of the current lead Product candidates[***].

12.3Representations, Warranties and Covenants of Aptevo.  As of the Effective Date, Aptevo hereby represents, warrants and covenants to Alligator that:

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.3.1Schedule 1.11, Schedule 1.13 and Schedule 1.17 collectively contain an accurate listing by owner, inventor(s), serial number, filing date, country, and status of all Patents Controlled by Aptevo as of the Effective Date that, to Aptevo’s knowledge, may be necessary or useful for the Development, Commercialization, manufacture, use, offer for sale, sale or import of the Product as contemplated herein or as embodied by the candidates for Product that were identified in the conduct of activities under the MTA;

12.3.2To Aptevo’s knowledge, each of the patent applications listed in Schedule 1.11, Schedule 1.13 and Schedule 1.17, or otherwise included in the Aptevo Patents, is currently pending and in good standing, and has not been abandoned.

12.3.3there are no claims, judgments or settlements against or owed by Aptevo with respect to the Aptevo Technology, Aptevo Platform Technology or Aptevo Manufacturing Technology;

12.3.4there is no fact or circumstance known to Aptevo that would cause Aptevo to reasonably conclude that any of the issued Aptevo Patents, Aptevo Platform Patents or Aptevo Manufacturing Patents is invalid or unenforceable;

12.3.5there are no pending, and to Aptevo’s knowledge, no threatened, adverse actions, suits or proceedings (including interferences, reissues, reexaminations, cancellations, oppositions, nullity actions, invalidation actions or post-grant reviews) against Aptevo involving [***];

12.3.6Aptevo has not received any written notice or written threat from any Third Party asserting or alleging that the use of [***] (a) infringes the issued patents of such Third Party, or (b) misappropriates the intellectual property rights of such Third Party; and

12.3.7to Aptevo’s knowledge, (a) no Third Party is infringing or has infringed any [***]; and (b) there are no Patents held by Third Parties (including, if issued with their published claims, published patent applications) that it has determined to have claims that may cover the development, manufacture or sale of any [***].

12.4No Warranty.

12.4.1Nothing contained herein shall be deemed to be a warranty by ALLIGATOR OR APTEVO that it can or will be able to obtain patents on patent applications included in the PatentS, or that any of the PatentS will afford adequate or commercially worthwhile protection.

12.4.2NEITHER PARTY MAKES ANY WARRANTIES WHATSOEVER AS TO THE COMMERCIAL OR SCIENTIFIC VALUE OF DEVELOPMENT, DEVELOPMENT

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DATA, PATENTS, MATERIALS OR TECHNOLOGY.  NEITHER PARTY MAKES ANY REPRESENTATION THAT THE PRACTICE OF THE PATENTS OR USE OF THE DEVELOPMENT DATA, MATERIALS OR TECHNOLOGY, OR THE DEVELOPMENT, MANUFACTURE, USE, SALE OR IMPORTATION OF ANY PRODUCT, OR ANY ELEMENT THEREOF, WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY.

12.4.3EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, DEVELOPMENT, DEVELOPMENT DATA, PATENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

12.5Limitation of Liability.  A Party will not be liable to the other Party with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for any indirect, incidental, consequential or punitive damages or lost profits, except to the extent such damages are claimed by a Third Party for such Party is required to indemnify the other Party under Article 11, arise out of a breach of Article 5 or from the gross negligence or willful misconduct of a Party.

13.INDEMNIFICATION

13.1Aptevo.  Aptevo shall indemnify, hold harmless and defend Alligator , its Affiliates and licensors, and their directors, officers, employees and agents (collectively, the “Alligator Indemnitees”) from and against any and all losses, expenses, cost of defense (including reasonable attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) (“Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) to the extent resulting or otherwise arising from:

(a)the gross negligence, or willful misconduct or act or failure to act of Aptevo or any of its Affiliates;

(b)any breach by Aptevo of its representations, warranties under this Agreement;

(c)the infringement or misappropriation of intellectual property rights of a Third Party arising from the Manufacture of Product, excluding any Manufacturing processes specific to the Binding Domains of the Product and further excluding any improvement or modification to the manufacturing process jointly requested by the Parties, in each case, in connection with the Development Activities; and

(d)except to the extent provided in subsections (a) through (c) above or Section 13.2(a) through (c) below, [***] arising out of Development Activities.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.2Alligator.  Alligator shall indemnify, hold harmless and defend Aptevo , its Affiliates and licensors, and their directors, officers, employees and agents (collectively, the “Aptevo Indemnitees”) from and against any and all Losses arising in connection with any and all Third Party Claims to the extent resulting or otherwise arising from:

(a)the gross negligence, or willful misconduct or act or failure to act of Alligator or any of its Affiliates;

(b)any breach by Alligator of its representations, warranties under this Agreement;

(c)the infringement or misappropriation of intellectual property rights of a Third Party arising from the use of the Alligator antibody library, excluding the use of any Binding Domain in the Product, in each case, in connection with the Development Activities; and

(d)except to the extent provided in subsections (a) through (c) above or Section 13.1(a) through (c) above, [***] arising out of Development Activities.

13.3Procedure.  In the event of a Third Party Claim against an Alligator Indemnitee or an Aptevo Indemnitee (an “Indemnified Party”) that is subject to indemnification by the other Party (the “Indemnifying Party”) pursuant to Section 13.1 or 13.2, as applicable, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the Third Party Claim, and the Indemnified Party shall permit the Indemnifying Party to assume direction, undertake and solely manage and control, at its sole expense, the defense of the Third Party Claim (including the right to settle the Third Party Claim solely for monetary consideration).  The Indemnified Party shall cooperate with the Indemnifying Party as reasonably requested in the defense of the Third Party Claim, and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice.  The Indemnifying Party shall not settle any such Third Party Claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, and does not impose any cost or restriction on the Indemnified Party, unless the Indemnified Party otherwise agrees in writing, which agreement shall not be unreasonably withheld, conditioned, or delayed.

14.TERM AND TERMINATION

14.1Term.  The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 14, shall continue in full force and effect until the expiration of the last active Third Party License Agreement and the expiration of all payment obligations under this Agreement, including Section 14.4 (the “Term”).

14.2Termination.

14.2.1Opt Out.

(a)Generally.  Each Party shall have the right to elect not to continue the Development Activities and sharing of Development Costs (“Opt-Out”) (the Party so electing hereinafter referred to as the “Opt-Out Party”), by sending notice thereof to the other Party (the “Opt-Out Notice”) during specified time periods (each such period an “Opt-Out Window”).

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Each Opt-Out Window will commence on the date upon which one of the events specified in Schedule 14.2.1 occurs, and will remain open for [***] period following such commencement, as may be extended in accordance with Section 14.2.1.

(b)Consideration Period.  If either Party delivers an Opt-Out Notice in accordance with Section 14.2.1(a) above during an Opt-Out Window, then the applicable Opt-Out Window will be automatically extended for a period of [***] from the date the non-Opt-Out Party’s received the Opt-Out Notice (the “Consideration Period”) in order to permit such Party to evaluate whether it wishes to continue Development Activities as the sole developing Party.  To that end, prior to the expiration of the Consideration Period, the non-Opt-Out Party shall notify the Opt-Out Party whether it (i) intends to continue the Development Activities as the sole developing Party, or (ii) intends to exercise its right to Opt-Out.

(c)Effective Date of Opt-Out.  If only one Party elects to Opt-Out, then the Opt-Out shall be effective [***] after the date of receipt of the Opt-Out Notice (the “Opt-Out Date”).  Notwithstanding the foregoing, [***].  If, during the Consideration Period, the non-Opt-Out Party does not elect to continue Development and delivers a notice to the other Party in respect of the same (the “Final Notice”), then this Agreement shall be deemed mutually terminated (irrespective of which Party delivered the initial Opt-Out Notice) and the Parties will cooperate to timely wind down all Development Activities and Manufacturing activities related to the Product.  For the avoidance of doubt, if one Party delivers an Opt-Out Notice, and the second Party delivers a Final Notice, then, for the purposed of this Agreement, the Opt-Out Date shall be considered the date of delivery of the Final Notice, and the Parties shall share equally in all costs incurred in the period between the initial Opt-Out Notice and the delivery of the Final Notice.

14.2.2Termination for Default.  If a Party commits a material breach of its obligations under this Agreement and fails to cure that breach within [***] after receiving written notice describing such material breach and demanding its cure, the other Party may terminate this Agreement immediately upon written notice to the breaching Party; provided, that if such breach is unable to be cured within such [***] period, but is curable within a longer period, then the non-breaching Party’s right to terminate shall be suspended only if and for so long as the breaching Party has provided to the non-breaching Party a written plan that is reasonably calculated to effect a cure, and the breaching Party uses Commercially Reasonable Efforts to diligently carry out such plan as provided to the non-breaching Party.

14.2.3Bankruptcy.  A Party may terminate this Agreement upon notice to the other Party if the other Party becomes insolvent, is adjudged bankrupt, applies for judicial or extra‑judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency, or if an involuntary bankruptcy action is filed against a Party and not dismissed within sixty (60) days, or if a Party becomes the subject of liquidation or dissolution proceedings or otherwise discontinues doing business.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.2.4Mutual Termination at Stage Gate.  If a Product candidate does not satisfy the applicable go/no go criteria for any one of the Stage Gates, as contemplated in Section 2.3.4, then, unless the Parties otherwise agree in writing to continue the Development Activities, the Parties’ obligations with respect to any Development Activities under the Development Plan shall end and this Agreement will be automatically terminated.  Upon any termination pursuant to this Section 14.2.4, the Parties will cooperate to wind down all Development (and Commercialization activities, if applicable) related to the Product.

14.3Effect of Termination

14.3.1Product, Joint Technology and Development Data Are Transferred to Continuing Party.  If a Party Opts-Out pursuant to Section 14.2.1 or a Party terminates this Agreement under Sections 14.2.2, or 14.2.3 (the Opt-Out Party or such terminating Party, the “Terminating Party”, and the other Party, the “Terminated Party”), then from and after the Opt-Out Date or the effective date of termination, as applicable (the Opt-Out Date or the effective date of termination, as applicable, the “Termination Date”), the Opt-Out Party or the Terminated Party, as the case may be, shall:

(a)cease all Development Activities, and all rights and licenses granted to such Party shall be automatically terminated and shall revert to the other Party as of the Termination Date (unless the Parties otherwise mutually agree in writing); provided that the Opt-Out Party or the Terminated Party, as the case may be Party shall continue to meet its obligations under this Agreement during the period preceding the Termination Date, [***];

(b)assign to the other Party (the “Continuing Party”) all CTAs in respect of the Product;

(c)grant the Continuing Party an exclusive license (with right to sublicense through multiple tiers) under Joint Technology and, if Alligator is the Opt-Out Party or Terminated Party, under Alligator Technology or, if Aptevo is the Opt-Out Party or Terminated Party, under Aptevo Technology, Aptevo Platform Technology and Aptevo Manufacturing Technology to Develop and Commercialize the Product in the Territory in the Field.  In the case that Aptevo is the Continuing Party, the foregoing license shall include the right to manufacture the Product for use in the Territory in the Field, and for clarity, in the case that Alligator is the Continuing Party the foregoing license shall exclude the right to manufacture the Product, provided that such right and license shall be granted to Alligator in accordance with the process set forth in Section 6.2.2;

(d)continue to be obligated to pay for [***] of any Development Costs incurred prior to the Termination Date; and

(e)before or promptly after the Termination Date, transfer to the other Party (by assignment (to the extent possible), contract or otherwise) Product-specific Regulatory Materials, any agreements with Third Parties related to the Development, or Commercialization of the Product (such agreements shall be assigned to the Continuing Party to the extent possible,

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and if not possible, such rights shall be transferred by means of contract, or with each Party’s full cooperation, by means of a direct agreement between the Continuing Party and such Third Party(ies)), Development Data and all other jointly owned tangible materials.  Each Party shall take all actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights under this Section 14.3.1 to the Continuing Party.

14.3.2Post-Termination Agreement.  Upon request of either Party following the Termination Date, the Parties will negotiate in good faith the commercially reasonable terms and conditions of a license, development and commercialization agreement that will enable such Continuing Party to advance the Product, either itself or with an Affiliate or Third Party, including the terms set forth in this Agreement that would apply and/or that would clarify the terms set forth in this Agreement with respect to the continuing Development or Commercialization of the Product by the Continuing Party.  In any event the Opt-Out Party or, if applicable, the Terminated Party shall be eligible to receive remuneration pursuant to Section 14.4.  The Opt-Out Party or, if applicable, the Terminated Party shall be reimbursed by the Continuing Party for reasonable costs that it incurs as part of its activities in 14.3.1.

14.3.3Continuing Party Bears Costs.  Following the Termination Date, as between the Parties, the Continuing Party shall be solely responsible for all costs of Development, manufacture, regulatory matters and Commercialization of the Product.

14.3.4Aptevo Option Product.  Upon Opt-Out by Alligator or termination of this Agreement by Aptevo pursuant to Sections 14.2.2 or 14.2.3, the Aptevo Option and rights granted to Aptevo under Section 4.8 will survive for [***] after the effective date of Opt-Out or termination, but not later than [***] of the Effective Date.  Upon the date of a notice of termination of this Agreement by Alligator pursuant to Sections 14.2.2 or 14.2.3, the Aptevo Option and rights granted to Aptevo under Section 4.8 shall terminate.  For clarity, any license or other agreement executed by the Parties pursuant to Aptevo’s exercise of the Aptevo Option under Section 4.8 prior to such applicable date will be unaffected by termination of this Agreement.

14.4Opt-Out or Termination Financials.  In the case of any Opt-Out or termination of this Agreement pursuant to Sections 14.2.2 or 14.2.3, the Opt-Out Party or, if applicable, the Terminated Party shall be entitled to receive, as applicable, (a) a percentage of Revenue from any Third Party License that is Developing or Commercializing the Product under any Third Party Licensee, as set forth in Section 14.4.1, and, (b) a percentage of Net Sales of the Product made by or on behalf of the Continuing Party or its Affiliates, as set forth in Section 14.4.2.  The Continuing Party shall be responsible for making all such payments in accordance with the procedure set forth in Section 14.4.3.

14.4.1Allocable Percentage of Revenue; Revenue Sharing. In the case of any Opt-Out or termination of this Agreement pursuant to Sections 14.2.2 or 14.2.3, the Opt-Out Party or the Terminated Party shall be entitled to a percentage of Revenue received from a Third Party Licensee (prior to any allocation of such Revenue to a Third Party providing Third Party Development Funding) equal to the following percentage (the “Allocable Percentage of Revenue” or the “APR”):

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***]

For the avoidance of doubt, this Section 14.4.1 does not apply to revenue generated by sales of Product by the Continuing Party or its Affiliates, which is addressed in Section 14.4.2.

The following example illustrates the calculation of the Allocable Percentage of Revenue and the amount of Revenue that would be payable by the Continuing Party, as described in Section 14.4.1, provided that the applicable Third Party License Agreement was entered [***] after the Termination:

	Opt-Out or Terminated Party	Continuing Party
[***]	[***]	[***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.4.2Opt-Out Royalty on Net Sales.In the case of any Opt-Out or termination of this Agreement pursuant to Sections 14.2.2 or 14.2.3, the Opt-Out Party or the Terminated Party shall be entitled to a percentage of Net Sales of the Product made by the Continuing Party or its Affiliates equal to the amounts set forth in the table below and based on the Termination-Out Date, which shall be payable for the period commencing upon the first commercial sale of the Product and continue on a Product-by-Product and country-by-country basis, which shall be payable for the period commencing upon the first commercial sale of the Product and continue on a Product-by-Product and country-by-country basis ending on the later of (a) [***], and (b) [***] years from the date of the first commercial sale of such Product in such country.

Termination Date	Royalty Rate
[***]	[***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Parties agree that, similar to the Revenue sharing in Section 14.4.1, such royalties reflect compensation for the grant of rights (including the license grants to Patents and other intellectual property under Section 14.3.1(c)) and for the costs and risk sharing undertaken by the Terminating Party prior to the Termination Date.  Accordingly and for reasons of convenience, the Parties have determined that a single, blended royalty rate, regardless of the existence of any relevant Patents or other intellectual property, will apply and that the utilization of such blended royalty rate is advantageous to both Parties.

14.4.3Payment Terms for Opt Out and Termination Payments.  If the Continuing Party (a) receives any Revenue or (b) generates Net Sales, in each case, in a given calendar quarter following the Termination Date, then the Continuing Party shall provide to the other Party, [***] after the end of such calendar quarter a written report (each, a “Financial Report”) detailing the Revenue received and/or Net Sales booked in such calendar quarter.  The  Financial Report shall include: [***].  The Continuing Party shall pay to the Opt-Out Party or Terminated Party any amounts required by Section 14.4 simultaneously with the delivery of the  Financial Report.

14.5Accruing Obligations.  Expiration or termination of this Agreement shall not relieve the Parties of obligations accruing prior to such termination or expiration, including obligations to pay amounts accruing hereunder up to the effective date of termination or expiration.

14.6Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws.  A Party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws.  In the event of the commencement of a bankruptcy proceeding by or against a Party to this Agreement under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party.  The Parties acknowledge and agree that all payments required to be made under Sections 7.7 and 14.4.2 constitute “royalties” within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.7[***].

14.8Survival.  The Parties’ respective rights, obligations and duties under Articles 1, 5, 9 (solely with respect to payment obligations that have accrued prior to the effective date of termination or expiration), 10, 13 and 15,  along with individual Sections 2.4.3(a), 2.5.6, 2.6 (for the period set forth in 2.6.2), 2.7, 2.8, 4.1 - 4.8, 6.2, 7.5.2 (with respect to the terms of any Third Party License), 7.8 (with respect to the terms of the Third Party License), 11.7.2(d), 12.4, 12.5, and 14.3 – 14.8 as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement.

15.MISCELLANEOUS

15.1Entire Agreement.  This Agreement is the sole agreement with respect to the subject matter hereof and except as expressly set forth herein, supersedes all other agreements and understandings between the Parties with respect to the same, except that the Prior CDA shall remain valid and in force.

15.2Notices.  Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by electronic mail, expedited delivery, or certified mail, return receipt requested, to the following addresses, unless the Parties are subsequently notified of any change of address in accordance with this Section 15.2:

If to Aptevo	[***] With copy to: [***]
If to Alligator	[***]

Any notice shall be deemed to have been received as follows: (a) by personal delivery, upon receipt; (b) by electronic mail or expedited delivery, one business day after transmission or dispatch; and (c) by certified mail, as evidenced by the return receipt.  If notice is sent by electronic mail, a confirming copy of the same shall be sent by mail to the same address.

15.3Governing Law and Jurisdiction.  This Agreement and any claims arising in connection with the activities conducted hereunder or the breach of its terms and conditions, whether sounding in contract, tort or otherwise, will be governed by, and construed in accordance with, the substantive laws of the State of New York (USA), without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

15.4Dispute Resolution Generally.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.4.1Disputes.  The Parties recognize that, from time to time during the Term, disputes may arise as to certain matters which relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 15.4 to resolve all disputes, controversies or claims arising out of, relating to or in connection with this Agreement (including any question regarding its formation, existence, validity, enforceability, performance, or termination) (a “Dispute”).

15.4.2Negotiation.  The Parties shall endeavor in good faith to resolve any Dispute by negotiation.  If either Party gives notice in writing to the other Party that a Dispute has arisen, and the Parties are unable to resolve such Dispute [***] of such notice, then the Dispute shall be referred to the CEO of Aptevo and the CEO of Alligator (the “CEOs”).  If the CEOs are unable to resolve the dispute [***] after referral of the Dispute (“the CEO Negotiation Period”), then either Party may submit the Dispute to arbitration in accordance with Section 15.4.3.

15.4.3Arbitration.  Except for Disputes resolved by the procedures set forth in Sections 15.5 and other than those intellectual property related disputes described in Section 15.6, all Disputes that remain unresolved after the CEO Negotiation Period shall be finally resolved through arbitration under the LCIA Rules, as modified by the remainder of this Section 15.4.3.

(a)The number of arbitrators shall be one if the amount in dispute is [***] or three if the amount in dispute [***].  The amount in dispute shall be determined following submission of the Answer and take into account the monetary value of the counterclaims (if any).  If there is a sole arbitrator, that arbitrator shall be

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

nominated jointly by the Parties [***] after submission of the Answer.  If there are two arbitrators, the Parties shall each nominate one arbitrator [***] after submission of the Answer, and the third arbitrator, who shall be the presiding arbitrator, shall be jointly nominated by the two-Party nominated arbitrators in consultation with the Parties [***] of the appointment of the second arbitrator.  If any arbitrator is not nominated within these time periods, the LCIA shall appoint such arbitrator.  Neither the sole arbitrator nor the presiding arbitrator (as applicable) shall have the same nationality as either Party or its parent company.  Each arbitrator shall comply with the requirements of the IBA Guidelines on Conflicts of Interest in International Arbitration.

(b)The seat, or legal place of arbitration shall be [***].  The language of the arbitration shall be English.  Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof.  In addition to the authority conferred upon the arbitral tribunal by the LCIA Rules, the arbitral tribunal shall have the authority to order production of documents and shall be guided by the IBA Rules on the Taking of Evidence in International Arbitration.

(c)The arbitrators shall be instructed and required (a) to deliver [***]; and (b) to render a final award, which shall be delivered to the Parties as expeditiously as possible, [***]; provided that, if the arbitrators are unable to meet the foregoing timelines despite the use of their respective best efforts to do so, then the arbitrators shall have the authority to extend any of the foregoing timelines as necessary in connection with delivery of a final award.

(d)Judgment on the award may be entered in any court of competent jurisdiction.  Each Party agrees that, notwithstanding any provision of Applicable Law or of this Agreement, it shall not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.  Neither Party shall be permitted to recover amounts that it has previously set-off pursuant to Section 14.7.

(e)Any payment to be made by a Party pursuant to a decision of the tribunal shall be made payable in United States dollars, without any deductions made for tax obligations or any other deductions.

15.4.4Interim Relief; Confidentiality and other Limitations.  Nothing in this Agreement shall limit the right of either Party to apply to the arbitrators or any court of competent jurisdiction for any interim relief or provisional relief, including a temporary restraining order, preliminary injunction or other interim or conservatory relief without requiring posting a bond or other security.  The arbitrators shall have the authority to grant any provisional or interim remedy that would be available from a court of law or equity in New York, New York.  Except to the extent necessary to confirm or obtain judgment on an award or decision or as may be required by Applicable Law, neither Party may, and the Parties shall instruct the arbitrators not to, disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

proceeding based on the Dispute would be barred by the applicable New York statute of limitations, or, if no New York statute of limitation applies, the shortest of any other statutory or other time limitation that may apply to the claim.

15.5Baseball Arbitration.  All Disputes arising under [***], shall be determined by arbitration administered by the International Centre for Dispute Resolution (the “ICDR”) in accordance with its International Arbitration Rules and the Final Offer Supplementary Arbitration Rules, as modified herein.  Baseball arbitration shall be conducted by one (1) arbitrator who shall be selected jointly by the Parties.  If the Parties are unable to select an arbitrator within [***] after commencement of the arbitration, then the arbitrator shall be appointed by the ICDR in accordance with its Rules.  Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the Dispute.  Within [***] after commencement of the arbitration, the responding party shall submit its written Answer to the Notice of Arbitration.  Within [***] after appointment of the arbitrator, each Party shall submit to the arbitrator and the other Party a proposed resolution of the Dispute that is the subject of the arbitration, together with any relevant evidence in support thereof (collectively, the “Proposals”).  Within [***] after the delivery of the last Proposal to the arbitrator, each Party may submit a written rebuttal of the other Party’s Proposal and may also amend and re-submit its original Proposal.  The Parties and the arbitrator shall meet within [***] after the Parties have submitted their final Proposals (and rebuttals, if any), at which time each Party shall have [***] to argue in support of its Proposal.  The Parties may not call any witnesses in support of their arguments, nor compel any production of documents or take any discovery from the other Party in preparation for the hearing.  Within [***] after such hearing, the arbitrator shall select one of the final Proposals so submitted by one of the Parties as the resolution of the Dispute, but may not alter the terms of either final Proposal and may not resolve the Dispute in a manner other than by selection of one of the submitted final Proposals.  If a Party fails to submit a Proposal within the initial [***] time frame set forth above, the arbitrator will select the Proposal of the other Party as the resolution of the Dispute.  The place of arbitration shall be New York City, New York; the language of the arbitration shall be English; and judgment on the award may be entered in any court of competent jurisdiction.

15.6Intellectual Property Dispute Resolution. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement by a Party of any Patent rights owned by a Party covering any Product (or any portion thereof)(except in respect of any matter arising under Section 14.4.2), any alleged misappropriation of any trade secret within the Aptevo Manufacturing Know-How, or related to any trademark rights covering the Product (or any portion thereof) shall be submitted to a court of competent jurisdiction in which such Patent rights, trademark rights were granted or arose or, in the case of any alleged trade secret misappropriation, any court of competent jurisdiction.

15.7Cumulative Remedies.  Except to the extent expressly stated in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under equity or law.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.8Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

15.9Further Assurances.  Each Party shall, as and when requested by the other Party, execute all documents as may be reasonably necessary to give effect to the provisions of this Agreement and the obligations herein, including as applicable any such documents that may be necessary to give effect to or to perfect the assignment of any intellectual property right or other proprietary right purported to be assigned hereunder.

15.10Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

15.11Counterparts.  The Parties may execute this Agreement in one or more counterparts, each of which shall be deemed an original.

15.12Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party waiving compliance.  The delay or failure of either Party at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same.  No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

15.13No Agency or Partnership. Nothing contained in this Agreement shall give either Party the right to bind the other, or be deemed to constitute either Party as agent for or partner of the other or any Third Party.  Aptevo will not have the right to direct or control the activities of Alligator in performing Development, and Alligator will not have the right to direct or control the activities of Aptevo in performing Development.  Alligator and Aptevo shall act hereunder only as independent contractors, and nothing herein contained shall be construed to be inconsistent with that relationship or status.

15.14Assignment and Successors.  This Agreement (nor any rights or obligations  of either Party) may not be assigned or delegated by either Party without the consent of the other, which consent shall not be unreasonably withheld, conditioned, or delayed, except that each Party may, without such consent:

(a)assign this Agreement and the rights, obligations and interests of such Party to any of its Affiliates so long as such entity remains an Affiliate;

(b)to any purchaser of all or substantially all of its assets, or to any successor entity resulting from any merger or consolidation of such Party with or into such entity; or

(c)subcontract its obligations pursuant to Section 2.2;

provided, in each case, that the assignee agrees in writing to be bound by the terms of this Agreement and the assigning Party remains primarily liable for all of its obligations hereunder.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Any assignment purported or attempted to be made in violation of the terms of this Section 15.14 shall be null and void and of no legal effect.

15.15Force Majeure.  Neither Party will be responsible for delays resulting from causes beyond the reasonable control of such Party, including fire, explosion, flood, war, strike, or riot, provided that the nonperforming Party uses Commercially Reasonable Efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

15.16Severability. In the event that any provision of this Agreement shall be found in any jurisdiction to be in violation of public policy or illegal or unenforceable in law or equity, such finding shall not invalidate any other provision of this Agreement in that jurisdiction.  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by Applicable Law:

(a)all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible;

(b)such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction; and

(c)the Parties shall promptly negotiate in good faith a replacement provision to carry out the intention of the invalid, illegal or unenforceable provision to the fullest extent permitted by Applicable Law.

(d)To the extent permitted by Applicable Law, each Party hereby waives any provision of Applicable Law that would render any provision hereof prohibited or unenforceable in any aspect.

15.17Affiliates.  Any act or omission taken or made by an Affiliate of a Party under this Agreement shall be deemed an act or omission by such Party under this Agreement.

[Signature Page Follows]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Aptevo Research and Development LLC By:_/s/ Marvin White____________ Name:__Marvin White___________ Title:__President________________	Alligator Bioscience AB By:___/s/ Per Norlén____________ Name:___Per Norlén____________ Title:________CEO____________

140518947

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.4

ALLIGATOR PATENTS

[***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.11

APTEVO MANUFACTURING PATENTS

NONE

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.13

APTEVO PATENTS

[***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.15

APTEVO PLATFORM PATENTS

[***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.36

INITIAL DEVELOPMENT PLAN

[***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 3.2

JOINT STEERING COMMITTEE

•	Alligator: [***]

•	Aptevo: [***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.3.4

Stage Gates

[***]

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.6.1

INITIAL PRESS RELEASE

For Immediate Release

APTEVO THERAPEUTICS AND ALLIGATOR BIOSCIENCE

ANNOUNCE PLANS TO CO-DEVELOP NOVEL BISPECIFIC ANTIBODY

FOR TUMOR-DIRECTED IMMUNOTHERAPY

Strategic Partnership Will Advance Development of a Novel Bispecific

Immuno-Oncology Antibody Targeting Compelling Biological Pathway

Implicated in Multiple Solid Tumor Indications

Focuses on New Mechanism of Action of Tumor Targeting Demonstrating

the Versatility of Alligator’s Antibody Discovery Platform ALLIGATOR-GOLD®

and Aptevo’s ADAPTIR™ Protein Therapeutic Platform

SEATTLE, WA, and LUND, SWEDEN – July 20, 2017 -- Aptevo Therapeutics Inc. (Nasdaq: APVO), a biotechnology company focused on developing novel immuno-oncology and hematology therapeutics, and Alligator Bioscience (Nasdaq Stockholm: ATORX), a biotechnology company developing antibody-based pharmaceuticals for tumor-directed immunotherapy, today announced that they have entered into an agreement to co-develop a novel immunotherapy bispecific antibody candidate, ALG.APV-527, based on Alligator’s first generation bispecific antibody, ATOR-1016.  The new bispecific candidate was developed using Aptevo’s bispecific technology platform and includes proprietary binding elements generated by Alligator’s ALLIGATOR-GOLD® antibody library.  Initiation of cell line development for the manufacturing of clinical material is expected to begin shortly.

Working under a previously executed material transfer agreement, the companies have engineered and selected ALG.APV-527 as a lead bispecific antibody candidate, featuring a novel mechanism of action targeting 4-1BB, a member of the TNFR superfamily of co-stimulatory receptors found on activated T cells, and an undisclosed tumor antigen widely overexpressed in a number of different types of cancer.

Under the terms of the agreement, the parties will jointly own and share equally in the development costs associated with advancing this candidate through to the end of Phase 2 clinical development.  At that time, the parties may opt to out-license the candidate or continue further development separately or in partnership.  In addition, the agreement provides an option for the companies to develop a second bispecific antibody candidate based on this novel mechanism of action, which would also be jointly owned and funded by Aptevo and Alligator.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The co-stimulatory receptor 4-1BB is known to play an important role in modulating and augmenting the immune response to cancer by promoting the activation, expansion and enhanced effector function of tumor-specific T cells. It is, therefore, an especially promising target for new immunotherapeutic approaches for cancer treatment.  If successfully developed, this new bispecific antibody candidate could have utility in the potential treatment of a broad spectrum of cancers including breast, cervical, non-small-cell-lung, prostate, renal, gastric, colorectal and bladder cancers.  While this tumor antigen is widely expressed in multiple types of solid tumors, it shows limited expression on normal tissues, suggesting the potential for tumor-directed immunotherapy with improved efficacy and fewer side effects.

“Our collaboration with Alligator Bioscience has unlocked tremendous synergies, enabling us to capitalize on our companies’ respective expertise in therapeutic antibody engineering,” said Marvin L. White, President and Chief Executive Officer of Aptevo.  “The addition of a 4-1BB bispecific candidate expands and diversifies Aptevo’s portfolio while demonstrating the flexibility of our ADAPTIR platform in addressing novel mechanisms of action, in addition to redirected T-cell cytotoxicity.  Also, importantly, it allows us to pursue an exciting new therapeutic opportunity with broad potential application in the treatment of non-hematological cancers.  If proven successful, this new approach would be a significant advance in cancer immunotherapy.  We’re extremely pleased to collaborate with Alligator Bioscience in the development of novel tumor-targeting bispecific antibody therapies.”

“With five immuno-oncology programs currently in development, each with first- or best-in-class potential, this partnership with Aptevo allows us to further build on the promise of bispecific therapeutics for tumor-directed immunotherapy,” said Per Norlén, Chief Executive Officer of Alligator Bioscience.  “Our technology platform enables the generation of highly functional antibodies with optimal stability and manufacturing properties, merged into an exceptional bispecific antibody using Aptevo´s ADAPTIR platform.  We look forward to advancing our collaboration with Aptevo on this promising new therapeutic approach.”

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a biotechnology company focused on novel oncology and hematology therapeutics to meaningfully improve patients’ lives. Our core technology is the ADAPTIR modular protein technology platform. Aptevo has four commercial products in the areas of hematology and infectious diseases, as well as various investigational stage product candidates in immuno-oncology.

About Alligator Bioscience

Alligator Bioscience is a clinical-stage biotechnology company developing tumor-directed immuno-oncology antibody drugs. Alligator’s growing pipeline includes lead clinical and pre-clinical product candidates (ADC-1013, ATOR-1015, ATOR-1017, and ALG.APV-527) and novel research candidates. ADC-1013 is licensed to Janssen Biotech, Inc., part of J&J, for development and commercialization. Alligator’s shares are listed on Nasdaq Stockholm (ATORX). The Company is headquartered in Lund, Sweden, and has approximately 45 employees. For more information, please visit www.alligatorbioscience.com.

[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding Aptevo’s outlook, financial performance or financial condition, our technology and related pipeline, collaboration and partnership opportunities, commercial portfolio, Aptevo’s future growth rates, Aptevo’s ability to timely manufacture its products, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including possible negative effects on our business operations, assets or financial results as a result of the separation; a deterioration in our business or prospects; the ability of our contractors and suppliers to supply product and materials;  our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; adverse developments in our customer-base or markets and our ability to retain patients; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in our filings with the Securities and Exchange Commission, including Aptevo’s most recent Annual Report on Form 10-K, as filed on March 15, 2017, and our subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement.

For Further Information:

Aptevo Therapeutics
Stacey Jurchison, Sr. Director, Investor Relations and Corporate Communications

206-859-6628
JurchisonS@apvo.com

Alligator Bioscience

Per Norlén, CEO

E-mail: per.norlen@alligatorbioscience.com

Rein Piir

VP, Investor Relations

+46 708 537292

rein.piir@alligatorbioscience.com

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[*** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.